PURCHASE AGREEMENT


         This Purchase Agreement ("Agreement") is made as of January 23, 2002, by and among Eastern Enterprises, a Massachusetts voluntary association ("Eastern"), Landgrove Corp., a Delaware corporation (the "Buyer"), and, solely with respect to its obligations pursuant to Section 7.3 and its rights as an indemnified party hereunder, KeySpan Corporation, a New York corporation ("KeySpan").

                                    RECITALS

A. Eastern is the owner (of record and beneficially) of all of the outstanding shares of capital stock of Midland Enterprises Inc., a Delaware corporation ("Midland Enterprises").

B. Prior to Closing (as defined herein), Eastern intends to be merged (the "Eastern Merger") into a limited liability company formed under the laws of the Commonwealth of Massachusetts ("Eastern LLC," and, together with Eastern, as successor by merger to Eastern, the "Seller").

C. The Seller and the Buyer intend that, following the Eastern Merger but prior to Closing, Midland be converted into a Delaware limited liability company ("Midland Enterprises LLC") in accordance with Section 266 of the DGCL (as defined herein) (the "Midland Conversion").

D. The Seller and the Buyer also intend that, prior to Closing, each Selected Subsidiary (as defined herein) shall, if incorporated in Delaware, convert into a Delaware limited liability company in accordance with Section 266 of the DGCL, or, if incorporated under the laws of another jurisdiction, be merged with and into a newly-formed limited liability company of the same jurisdiction, which company will be wholly owned by the same Person that owns all of the issued and outstanding capital stock of such Selected Subsidiary immediately prior to such merger (collectively, the "Subsidiary Conversions," and together with the Midland Conversion, the "Conversions").

E. Buyer desires to acquire all of the outstanding Membership Interest (as defined herein) of Midland Enterprises LLC from Seller and Seller desires to sell all of the outstanding Membership Interest of Midland Enterprises LLC to Buyer as of the Closing Date on the terms set forth in this Agreement.

                                    AGREEMENT

         The Parties, in consideration of the premises and of the mutual representations, warranties, covenants, conditions and agreements set forth herein and intending to be bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

     1.1. Action. "Action" shall mean any action, claim, suit, litigation, arbitration, or governmental investigation.

     1.2. Act of War or Terrorism. "Act of War or Terrorism" shall mean an event or act of war or terrorism occurring after the execution of this Agreement, including undeclared or civil war, or warlike or terrorist action by a military force, paramilitary force, or by individuals or groups engaging in warlike or terrorist actions.

     1.3. Affiliate. "Affiliate" shall mean any Person now or hereafter controlling, controlled by or under common control with another Person.

     1.4. Agreement. "Agreement" shall mean this Agreement, together with the Exhibits, Schedules and Updated Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     1.5.  Bankruptcy  Code.  "Bankruptcy  Code" shall have the meaning given in
Section 5.10.

     1.6. Buyer. "Buyer" shall have the meaning given in the introductory paragraph hereof.

     1.7. Buyer Claim. "Buyer Claim" shall mean a claim for indemnification by Buyer pursuant to Section 9.2.

     1.8. Buyer Claim Notice. "Buyer Claim Notice" shall have the meaning given in Section 9.2(b).

     1.9. Buyer's Deemed Sales Price Notice. "Buyer's Deemed Sales Price Notice" shall have the meaning given in Section 7.3(c)(ii).

     1.10. Buyer Indemnified Parties. "Buyer Indemnified Parties" shall have the meaning given in Section 9.2.

     1.11. Cash Balance. "Cash Balance" shall mean the consolidated cash and cash equivalents of Midland and the Subsidiaries on hand or in Midland's or the Subsidiaries' accounts as of the Closing Date, as determined in accordance with GAAP, except that any reclassification for book overdrafts (including outstanding checks) shall be reversed, as further described on Schedule 2.3.

     1.12. Change of Control Agreements. "Change of Control Agreements" shall mean the change of control agreements, as amended, relating to certain officers of Midland and its Subsidiaries listed on Schedule 4.10.

     1.13. Closing. "Closing" shall have the meaning given in Section 2.5.

     1.14. Closing Adjustment Amount. "Closing Adjustment Amount" shall have the meaning given in Section 2.7(c).


     1.15. Closing Certificate. "Closing Certificate" shall mean the certificate delivered by the president or chief accounting officer of Midland pursuant to
Section 2.7(b).

     1.16. Closing Date. "Closing Date" shall have the meaning given in Section 2.5.

     1.17. Closing Financial Statements. "Closing Financial Statements" shall have the meaning given in Section 2.6.

     1.18. Closing Working Capital. "Closing Working Capital" shall have the meaning given in Section 2.6.

     1.19. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.20. Contracts. "Contracts" shall mean all contracts, agreements, licenses, leases, and binding commitments, written or oral, to which Midland or the Subsidiaries are a party or by which Midland or the Subsidiaries are bound that are required to be included in Schedule 4.10.

     1.21. Conversions. "Conversions" shall have the meaning given in the recitals hereof.

     1.22. Derivative Instrument. "Derivative Instrument" shall mean a financial instrument or other contract which (i) has one or more of the following: a specified interest rate, security price, commodity price, foreign exchange rate, index of prices or rates, or other variables, and one or more of the following: number of currency units, shares, bushels, pounds or other units specified in the contract, or payment provisions, or both; (ii) requires no initial net investment or an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to change in market factors; and (iii) its terms require or permit net settlement, it can readily be settled net by means outside the contract, or it provides for delivery of an asset that puts the recipient in a position not substantially different from net settlement, all as more fully defined in FAS 133, Accounting for Derivative Instruments and Hedging Activities.

     1.23. DGCL. "DGCL" shall mean the Delaware General Corporation Law.

     1.24. Eastern. "Eastern" shall have the meaning given in the introductory paragraph hereof.

     1.25. Eastern LLC. "Eastern LLC" shall have the meaning given in the recitals hereof.

     1.26. Eastern Merger. "Eastern Merger" shall have the meaning given in the recitals hereof.

         1.27. Environment. "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands) groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, biota, and any other environmental medium or natural resource.

     1.28. Environmental, Health and Safety Laws. "Environmental, Health and Safety Laws" shall have the meaning given in Section 4.17(b).

     1.29. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.30. Estimated Cash Balance. "Estimated Cash Balance" shall mean the consolidated cash and cash equivalents of Midland and the Subsidiaries on hand or in Midland's or the Subsidiaries accounts as of the last day of the month preceding the Closing Date, as determined in accordance with GAAP, except that any reclassification for book overdrafts (including outstanding checks) shall be reversed, as further described on Schedule 2.3, and as set forth on the Closing Certificate.

     1.31. Estimated Working Capital. "Estimated Working Capital" shall mean the estimated Working Capital as of the last day of the month preceding the Closing Date as set forth on the Closing Certificate.

     1.32. Estimated Purchase Price. "Estimated Purchase Price" shall have the meaning given in Section 2.7.

     1.33. Estimated Working Capital Adjustment. "Estimated Working Capital Adjustment" shall mean the amount derived by subtracting the Estimated Working Capital from the Target Working Capital, which amount may be a positive or negative number. If the Estimated Working Capital Adjustment is a positive number (i.e., Estimated Working Capital is less than Target Working Capital), then the Estimated Working Capital Adjustment would reduce the Estimated Purchase Price. If the Estimated Working Capital Adjustment is a negative number (i.e., Estimated Working Capital is more than Target Working Capital), then the Estimated Working Capital Adjustment would increase the Estimated Purchase Price.

     1.34. Financial Statements. "Financial Statements" shall mean the audited consolidated balance sheets of Midland and the Subsidiaries as of December 31, 2000, and the notes thereto, and related audited consolidated statements of operations, stockholder's equity and cash flows of Midland and the Subsidiaries for the year then ended and the unaudited consolidated balance sheets and related unaudited statements of earnings, stockholder's equity and cash flows of Midland and the Subsidiaries as of September 30, 2001, copies of which are as publicly filed with the SEC and described at Schedule 1.34.

     1.35. GAAP. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statements applied in a manner consistent with past practices of Midland and its Subsidiaries.

     1.36. Governmental Authority. "Governmental Authority" shall mean any federal, state, provincial, municipal, county, parish, or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

     1.37. HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C.ss.18a), as amended and the rules and regulations promulgated thereunder.

     1.38. Independent Accountants. "Independent Accountants" shall have the meaning given in Section 2.6(d).

     1.39. Ingram. "Ingram" shall mean Ingram Industries Inc., a Tennessee corporation.

     1.40. Intellectual Property. "Intellectual Property" shall have the meaning given in Section 4.8.

         1.41. Intercompany Receivable. "Intercompany Receivable" shall mean the outstanding balance of the intercompany receivable between MHS and Seller (including all accrued interest thereon) as of the Closing Date pursuant to the Promissory Note between MHS and Seller dated December 15, 1993.

     1.42. KeySpan. "KeySpan" shall have the meaning given in the introductory paragraph hereof.

     1.43. Interim Financial Statements. Interim Financial Statements shall mean unaudited monthly financial statements of Midland and the Subsidiaries beginning with October 31, 2001 until the Closing Date.

     1.44. Knowledge. "Knowledge" shall mean, in the case of Midland, the actual knowledge of each person listed on Schedule 1.44(a) (subject to the limitations set forth thereon), in the case of the Seller, the actual knowledge of each person listed on Schedule 1.44(b), and in the case of Buyer, the actual knowledge of each person listed on Schedule 1.44(c).

     1.45. Laws. "Laws" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder, all of the foregoing as in effect on the date hereof.

     1.46. Liens. "Liens" shall mean any and all liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests and impositions.

     1.47. Losses. "Losses" shall have the meaning given in Section 9.2(a).

     1.48. Material Adverse Effect. "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to any entity or group of entities, a material adverse effect on or change in financial condition or results of operations of such entity or group of entities taken as a whole, other than any change, circumstance or effect: (i) relating to the national economy or securities or commodities markets in general; (ii) relating generally to the industries in which such entity or group of entities operates and not specifically relating to it; (iii) resulting from the execution or performance of this Agreement or the announcement thereof; or (vi) relating to any actions required to be taken pursuant to this Agreement or any agreement contemplated herein.

     1.49. Maximum Indemnity Amount. "Maximum Indemnity Amount" shall have the meaning given in Section 9.4.

     1.50 Membership Interest. "Membership Interest" shall mean the limited liability company interest of Midland Enterprises LLC or the successor limited liability company to a Selected Subsidiary.

     1.51 MHS. "MHS" shall mean Minnesota Harbor Service, Inc., a Minnesota corporation.

     1.52. Midland. "Midland" shall mean, unless the context otherwise requires, Midland Enterprises, or, if the Midland Conversion has taken place, Midland Enterprises LLC.

     1.53. Midland Conversion. "Midland Conversion" shall have the meaning given in the recitals hereof.

     1.54. Midland Enterprises. "Midland Enterprises" shall have the meaning given in the recitals hereof.

     1.55. Midland Enterprises LLC. "Midland Enterprises LLC" shall have the meaning given in the recitals hereof.

     1.56. Minimum Claim Amount. "Minimum Claim Amount" shall have the meaning given in Section 9.4.

     1.57. Parties. "Parties" shall mean all of the signatories to the Agreement (other than KeySpan) when referred to collectively.

     1.58. PBGC. "PBGC" shall mean Pension Benefit Guaranty Corporation.

     1.59. Permitted Liens. "Permitted Liens" shall mean (i) Liens for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) those Liens that are listed on Schedule 4.7(a) attached hereto, (iii) all exceptions, restrictions, easements, charges, rights-of-way and monetary and nonmonetary encumbrances which are set forth in any permits, licenses, governmental authorizations, registrations or approvals, (iv) maritime, mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no material default on the part of Midland or its Subsidiaries or the validity of which are being contested in good faith by appropriate proceedings, (v) purchase money security interests in respect of personal property arising or incurred in the ordinary course of business, (vi) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities, (vii) facts that would be disclosed by an accurate survey and physical inspection of any real property of Midland or its Subsidiaries, (viii) Liens of record, (ix) any Liens that are released or otherwise terminated at or prior to Closing, and (x) such other Liens or imperfections in or failure of title which would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets as currently conducted.

     1.60. Permits. "Permits" shall mean all written permits, licenses and governmental authorizations, registrations and approvals required, as of the date hereof, for the conduct of the business of Midland, except where the failure to obtain any such permits, licenses and governmental authorizations, registrations or approvals would not have a Material Adverse Effect on Midland and the Subsidiaries.

     1.61. Person. "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated association or a governmental entity or any department, agency or political subdivision thereof.

     1.62. Plan. "Plan" shall have the meaning given in Section 4.13(a).

     1.63.  Purchase  Price.  "Purchase  Price" shall have the meaning  given in
Section 2.2 hereof.

     1.64. Required Consents. "Required Consents" shall mean those consents, approvals, or waivers required from parties to the Contracts and Permits that are necessary or required in order to give effect to the transactions contemplated herein, including giving to Midland and its Subsidiaries the benefit of the Contracts and Permits in the same manner as now enjoyed by Midland and its Subsidiaries, that are specifically identified on Schedule 1.64 attached hereto.

         1.65. SEC Order. "SEC Order" shall mean such further orders or assurances from the Securities and Exchange Commission, or its staff, as Seller and KeySpan may deem reasonably necessary to satisfy the requirements under Internal Revenue Code Section 1081(b) with respect to the transaction contemplated by this Agreement.

     1.66. Selected Subsidiaries. "Selected Subsidiaries" shall have the meaning given in Section 2.1(b), and are shown on Schedule 2.1(b) attached hereto.

     1.67. Seller. "Seller" shall have the meaning given in the recitals hereof.

     1.68. Seller Claim. "Seller Claim" shall mean a claim for indemnification by Seller pursuant to Section 9.3.


     1.69. Seller Claim Notice. "Seller Claim Notice" shall have the meaning given in Section 9.3(b).

     1.70. Seller Indemnified Parties. "Seller Indemnified Parties" shall have the meaning given in Section 9.3.

     1.71. Severance Plan. "Severance Plan" shall mean the Eastern Enterprises Employee Salary and Benefits Protection Plan (as amended and restated effective September 1, 1999).

     1.72. Shipping Act. "Shipping Act" shall mean the Shipping Act of 1916, as amended (46 U.S.C.ss. 801, et. seq.).

     1.73.  State Income Tax. "State Income Tax" shall have the meaning given in
Section 7.4(b).

         1.74 Subsidiaries. "Subsidiaries" shall mean those entities listed in item 1 on Schedule 4.3(a) and any successor to any such entity as a result of the Subsidiary Conversions.

     1.75. Subsidiary Conversions. "Subsidiary Conversions" shall have the meaning given in the recitals hereof.

     1.76. Target Working Capital. "Target Working Capital" shall be $(27,435,483), which amount represents the Working Capital calculated from the consolidated balance sheets of Midland and the Subsidiaries as of September 30, 2001, in accordance with GAAP and the principles, policies and practices set forth on Schedule 2.6.

     1.77. Tax Returns. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any Governmental Authority, with respect to Taxes, including any return of an affiliated, combined or unitary group.

     1.78. Tax Ruling. "Tax Ruling" shall mean a ruling of the Internal Revenue Service issued to KeySpan in a form reasonably acceptable to KeySpan that the sale of the Membership Interest of Midland to Buyer hereunder will qualify for nonrecognition of gain under Section 1081(b) of the Code.

     1.79. Taxes. "Taxes" shall mean any and all taxes (including, without limitation, income tax, capital gains tax, ad valorem taxes, sales tax, property tax, use tax, and taxes on fuel), levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any Governmental Authority, including any interest, penalties, fines, assessments or additions imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

     1.80. Treasury Regulations. "Treasury Regulations" shall mean the treasury regulations promulgated pursuant to the Code.

     1.81. Updated Schedules. "Updated Schedules" shall have the meaning given in Section 6.9.

     1.82. WARN Act. "WARN Act" shall mean the Worker Adjustment and Retraining Act, 29 U.S.C.ss. 2101 et seq.

     1.83 Working  Capital.  "Working  Capital"  shall have the meaning given in
Section 2.6(a).

     1.84 Working Capital Adjustment. "Working Capital Adjustment" shall mean the amount derived by subtracting the Closing Working Capital from the Target Working Capital, which amount may be a positive or negative number. If the Working Capital Adjustment is a positive number (i.e., Closing Working Capital is less than Target Working Capital), then the Working Capital Adjustment would reduce the Purchase Price. If the Working Capital Adjustment is a negative number (i.e., Closing Working Capital is more than Target Working Capital), then the Working Capital Adjustment would increase the Purchase Price.


                                   ARTICLE II
                                PURCHASE AND SALE

         2.1.     Purchase and Sale; Conversions.
                  ------------------------------

                  (a) Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, and the Buyer shall purchase, all right, title and interest of Seller in and to the Membership Interest of Midland.

                  (b) Seller and Buyer have identified and selected certain Subsidiaries ("Selected Subsidiaries" or singly "Selected Subsidiary") of Midland, and, prior to Closing, Seller will use commercially reasonable best efforts to cause Midland and the Selected Subsidiaries each to convert from a corporation into a single-member limited liability company, or to merge into a newly-formed single-member limited liability company and to secure those Required Consents that are necessary to transfer such Contracts and Permits from any such corporation to any such single-member limited liability company. The Selected Subsidiaries are set forth in Schedule 2.1(b).

     2.2. Purchase Price. The aggregate purchase price for the Membership Interest of Midland Enterprises LLC (the "Purchase Price") shall be a cash payment equal to the sum of: (i) One Hundred Thirty-Three Million Dollars ($133,000,000) plus (ii) the Cash Balance, plus (iii) the amount equal to the Intercompany Receivable, minus (iv) the adjustment pursuant to Section 10.4, minus (v) the Working Capital Adjustment.

     2.3. Procedure for Handling the Cash Balance and Intercompany Receivable. The procedure for handling the Cash Balance and the Intercompany Receivable will be as set forth on Schedule 2.3.

     2.4. Deliveries at Closing. At the Closing, in addition to the deliveries to be made at or prior to the Closing pursuant to Article VIII hereof, (i) Seller shall deliver to the Buyer certificates or other similar documentation representing the Membership Interest of Midland sold by Seller duly endorsed for transfer or accompanied by some other reasonably satisfactory means of conveying such Membership Interest and (ii) the Buyer shall deliver to Seller by wire transfer to an account specified by Seller, in writing no later than two (2) business days prior to the Closing, the Estimated Purchase Price in immediately available funds.

     2.5 Closing. The closing of the purchase and sale of the Membership Interest of Midland (the "Closing") shall take place at the offices of Baker Donelson Bearman & Caldwell, PC, Commerce Center, 211 Commerce Street, Suite 1000, Nashville, Tennessee, on the last calendar day of the month following the satisfaction or waiver of all conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or the Tuesday following such day if such day falls on a Sunday; provided however, that if such satisfaction or waiver occurs within five (5) calendar days prior to the last calendar day of the month, the Closing shall take place five (5) calendar days following the date of such satisfaction or waiver; provided, further, however, notwithstanding the foregoing, that the Closing may take place at such other place, at such other time or on such other date as the parties hereto may mutually agree (the date on which the Closing occurs being herein referred to as the "Closing Date").

         2.6.     Adjustment Procedure.

                  (a) "Working Capital" as of a given date shall mean the amount calculated by subtracting the consolidated current liabilities of Midland and its Subsidiaries (excluding any intercompany liabilities) from the consolidated current assets of Midland and its Subsidiaries (excluding the Cash Balance and the Intercompany Receivable and any other intercompany assets), each as determined in accordance with GAAP, and the principles, policies and practices set forth on Schedule 2.6 which will be consistently applied for calculation of the Target Working Capital, Closing Working Capital, and Estimated Working Capital.

                  (b) Seller shall prepare consolidated financial statements (the "Closing Financial Statements") of Midland and its Subsidiaries as of the Closing Date and for the period from October 1, 2001 through the Closing Date on the same basis and applying the same accounting principles, policies and practices that were used in preparing the Financial Statements, including the principles, policies and practices set forth on Schedule 2.6. Buyer shall cooperate with Seller in providing access to all personnel and information necessary, consistent with past practices of Midland, to prepare the Closing Financial Statements. Seller, at its option, shall have the right to engage the New York office of an independent nationally recognized firm of certified public accountants (other than Ernst & Young) to review the Closing Financial Statements, and the costs of such review shall be the responsibility of Seller. Seller shall determine the Working Capital as of the Closing Date (the "Closing Working Capital") based on the Closing Financial Statements. Seller shall deliver the Closing Financial Statements and its determination (together with a reasonably detailed explanation of its calculations) of the Closing Working Capital to Buyer within sixty (60) days following the Closing Date unless such time is extended by mutual agreement of the parties after Seller discusses with Buyer the reason Seller believes an extension is necessary.

                  (c) If within twenty (20) business days following delivery of the Closing Financial Statements and the Closing Working Capital calculation, Buyer has not given Seller written notice of its objection to the Closing Working Capital calculation (which notice must state the basis of Buyer's objection), then the Closing Working Capital calculated by Seller shall be binding and conclusive on the parties and shall be used in computing the Working Capital Adjustment and the Closing Adjustment Amount.

                  (d) If Buyer duly gives Seller such notice of objection, Buyer and Seller shall negotiate in good faith to resolve the issue using the best efforts of senior, decision-making financial managers of Buyer and Seller, and if Buyer and Seller fail to resolve the issues outstanding with respect to the Closing Financial Statements and the calculation of the Closing Working Capital within thirty (30) days of Seller's receipt of Buyer's objection notice, payment of the Closing Adjustment Amount shall be made by the Buyer or the Seller, as applicable, as to all "agreed upon" issues on said thirtieth (30th) day and Buyer and Seller shall submit the issues remaining in dispute to the Chicago office of Ernst & Young, certified public accountants (the "Independent Accountants") for resolution, applying the principles, policies and practices referred to in Section 2.6. If issues remaining in dispute are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall promptly furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Working Capital; and (iii) Seller and Buyer shall each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination.

     2.7 Payment of Purchase Price. The Buyer will pay the Purchase Price as follows:

                  (a) Estimated Payments. At the Closing, the Buyer shall pay to the Seller an amount (the "Estimated Purchase Price") equal to the sum of: (i) One Hundred Thirty-Three Million Dollars ($133,000,000,), plus (ii) the Estimated Cash Balance, plus (iii) the amount equal to the Intercompany Receivable, minus (iv) the adjustment pursuant to Section 10.4, minus (v) the Estimated Working Capital Adjustment.

                  (b) Closing Certificate. At the Closing, the president or chief accounting officer of Midland shall deliver to the Buyer the Closing Certificate in the form annexed hereto as Exhibit A, which certificate shall set forth the Estimated Cash Balance, the Intercompany Receivable and his or her best estimate of the Estimated Working Capital Adjustment, prepared in accordance with Schedule 2.6.

                  (c) Closing Adjustment Amount and Payment. The "Closing Adjustment Amount" will consist of: (i) the difference between the Cash Balance and the Estimated Cash Balance, which if the Cash Balance is greater than the Estimated Cash Balance would result in a payment by wire transfer of such amount by Buyer to Seller, and if the Cash Balance is less than the Estimated Cash Balance would result in a payment by wire transfer of such amount by Seller to Buyer (any such wire transfer under this subsection (i) shall be netted against the wire transfer in subsection (ii) below); and (ii) the difference between the Working Capital Adjustment, as finally determined pursuant to Section 2.6, and the Estimated Working Capital Adjustment. The component of the Closing Adjustment Amount related to this subparagraph (ii) shall be paid by wire transfer by Seller to an account specified by Buyer (if such component of the Closing Adjustment Amount is a positive number) or wire transfer by Buyer to an account specified by Seller (if such component of the Closing Adjustment Amount is a negative number). All payments pursuant to this Section 2.7(c) shall be made together with interest at the rate of five percent (5%) per annum, based on a 365-day year, which interest shall begin accruing on the Closing Date and end on the date the payment is made. Within three (3) business days after the calculation of the Closing Working Capital becomes binding and conclusive on the Parties pursuant to Section 2.6 of this Agreement, Seller or Buyer, as the case may be, shall make the wire transfer payments provided for in this Section 2.7(c).

         2.8. Tax Treatment. The Parties acknowledge and agree that, prior to the Closing Date, Eastern, Midland Enterprises and the Selected Subsidiaries intend to convert or merge themselves into limited liability companies that will be treated as "disregarded entities" under Treasury Regulation Section 301.7701-3. As a result, the Parties intend that the sale of the Membership Interest in Midland will be treated for Federal income tax purposes as a sale by KeySpan of the assets of Midland and the Selected Subsidiaries to the Buyer on the Closing Date, which sale is intended to qualify under Section 1081(b) of the Code. The Parties agree to characterize the transactions contemplated hereunder in a manner consistent with the above treatment as a sale of assets by KeySpan in all Tax Returns filed by each of them and not to take any position inconsistent with such tax treatment in any Tax Returns or any other filings, reports or statements made by them.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to the Buyer as of the date hereof (except where such representation or warranty is expressly made as of another specific date) that:

         3.1 Ownership of Midland. Seller owns of record and beneficially the outstanding shares of stock of Midland, and effective upon the Midland Conversion will own of record and beneficially the outstanding Membership Interest of Midland, as set forth on Schedule 3.1, free and clear of any Liens.

         3.2. Due Authorization. Seller has full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The Seller's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all requisite Seller action. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

         3.3 Noncontravention. Except as set forth on Schedule 3.3, the execution, delivery and performance by the Seller of this Agreement and each agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein will not (a) with or without the giving of notice or the passage of time, or both, conflict with, or result in a violation or breach of, or a default, right to accelerate, or result in the creation of any Lien under or pursuant to, any provision of (i) the Seller's Declaration of Trust or articles of organization, as the case may be, or (ii) any applicable Laws, or any finding, order, judgment, writ, injunction or decree to which the Seller is a party or by which the Seller or its assets may be bound; or (b) require the approval, consent or authorization of, or prior notice to, filing with or registration with, any Governmental Authority, or any other person or entity, except notices and approvals as may be required under the HSR Act, Tax Ruling or SEC Order, or, except with respect to clauses (a)(ii) and (b), any such occurrences that would not impede the consummation of the transactions contemplated hereby in any material respect.


                                   ARTICLE IV
               ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLER
                    CONCERNING MIDLAND AND THE SUBSIDIARIES

         Seller represents and warrants to the Buyer that as of the date hereof (except where such representation or warranty is expressly made as of another specific date) that:

         4.1. Organization. Midland is duly organized, validly existing and in good standing under the laws of the State of Delaware. Midland has full power and authority to conduct its business as it is now being conducted and to own its properties and to lease those properties leased by it. Midland is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Midland and the Subsidiaries. Each jurisdiction in which Midland is qualified to do business as a foreign entity is listed on
Schedule 4.1. Seller has delivered to Buyer true, correct and complete copies of Midland Enterprises' certificate of incorporation and bylaws (in each case, as amended to date).

         4.2 Capitalization of Midland. The outstanding equity of Midland consists, on the date hereof, of 15 1/2 shares of common stock, par value $100 per share, and, on the Closing Date, if converted, will consist of one class of membership interest of which Seller will be the sole owner. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition of any equity interest in Midland.

         4.3.     Subsidiaries.

                  (a) Ownership; Capitalization. Midland's Subsidiaries and any other entities in which Midland or a Subsidiary has an equity investment are set forth on Schedule 4.3(a) attached hereto. Except as set forth in Schedule 4.3(a), Midland has no equity investments in any other entity. Midland is the direct, indirect or beneficial owner of all of the outstanding shares of capital stock or Membership Interest of its Subsidiaries, and the direct, indirect or beneficial owner of each of the equity investments set forth on Schedule 4.3(a), in each case, free and clear of all Liens. The authorized, issued and outstanding capital stock, and the record ownership of all shares of capital stock of the Subsidiaries are, and with respect to Selected Subsidiaries the outstanding Membership Interest of each Selected Subsidiary, if converted or merged, will be, as set forth on Schedule 4.3(a). All of the shares of capital stock of the Subsidiaries have been, or with respect to Selected Subsidiaries the outstanding Membership Interest of each Selected Subsidiary, if converted or merged, will be, duly authorized and validly issued. All of the shares of capital stock of the Subsidiaries are fully paid and non-assessable. None of the shares of capital stock of the Subsidiaries were (or in the case of a Selected Subsidiary, if converted or merged, will be) issued in violation of any preemptive or other similar rights. Except as set forth in Schedule 4.3(a), (i) no capital stock or Membership Interest, if applicable, of any Subsidiary of Midland is outstanding and (ii) there are no commitments or obligations of any kind or character for (x) the issuance of capital stock, or with respect to Selected Subsidiaries, Membership Interest, by any Subsidiary of Midland or (y) the repurchase, redemption or other acquisition of any capital stock or Membership Interest of any Subsidiary of Midland. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the capital stock of any Subsidiary or Membership Interest with respect to Selected Subsidiaries of Midland.

                  (b) Organization. Each Subsidiary of Midland is duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, as applicable, and has full corporate or limited liability company, as applicable, power and authority to conduct its business as it is presently being conducted and to own its properties and to lease those properties leased by it. Each Subsidiary of Midland is duly qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Midland and the Subsidiaries. Each jurisdiction in which each Subsidiary of Midland is qualified to do business as a foreign corporation or limited liability company, as applicable, is listed on Schedule 4.3(b). Seller has delivered to Buyer true, correct and complete copies of the articles of incorporation and bylaws or certificate of organization and operating agreement (in each case, as amended to the date hereof) of each Subsidiary of Midland (including, on the Closing Date, each Selected Subsidiary if converted or merged) and the partnership or other charter agreement (as amended to date) of each entity (other than a Subsidiary) in which Midland has an equity investment. No Subsidiary of Midland is in default under or in violation of any provisions of its articles of incorporation or bylaws or certificate of organization and operating agreement.

         4.4. No Violation or Conflict. Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement by Seller and all of the other documents and instruments contemplated hereby to which Midland or any of the Subsidiaries are a party do not (a) conflict with, violate or breach: (i) any Laws, judgment, order or decree binding on Midland or any of the Subsidiaries, (ii) the certificate or articles of incorporation or bylaws (or certificate of organization and operating agreement, if any) of Midland or any of the Subsidiaries, or (iii) any Contract to which Midland or any of the Subsidiaries is a party or by which they are bound, or (b) give any party to any Contract to which Midland or any of the Subsidiaries is a party or by which they are bound any right of termination, cancellation, acceleration or modification thereunder, except in the cases of clauses (a)(i), (a)(iii) or (b), any of such occurrences that would not have or be reasonably likely to have a Material Adverse Effect on Midland and the Subsidiaries.

         4.5.     Financial Statements.
                  --------------------

                  (a) Seller has delivered to the Buyer copies of the Financial Statements. The Financial Statements present fairly in all material respects the consolidated financial position, results of operations and cash flows of Midland and the Subsidiaries, taken as a whole, as of the dates and for the periods indicated, and have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements covering less than a full year, to normal recurring or other year-end adjustments and the lack of notes thereto).

                  (b) Midland and the Subsidiaries do not have any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would be required to be disclosed on a consolidated balance sheet prepared as of such date, in accordance with GAAP consistently applied, except liabilities, obligations and contingencies that are
(i) reflected on or accrued or reserved against in the balance sheet included in the Financial Statements, or reflected in the notes thereto, (ii) set forth on
Schedule 4.5 or any other Schedule or Updated Schedule, or (iii) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which have not had nor would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Midland and the Subsidiaries.

         4.6. Absence of Change. Except as set forth in Schedule 4.6 or as contemplated by this Agreement, and except for changes which adversely impact the inland marine barge transportation or terminalling industry and/or the barge repair or auxiliary inland marine service industry generally, since September 30, 2001, Midland and the Subsidiaries have conducted their business in the ordinary course of business, consistent with past practice, and have not suffered any change in business financial condition, or results of operations that has had a Material Adverse Effect on Midland and the Subsidiaries.

         4.7.     Assets.
                  ------

                  (a) Midland and the Subsidiaries have sufficient title to, or sufficient leasehold interest in, all of their properties and assets, whether tangible or intangible, real, personal or mixed, to permit the operation of their businesses as currently conducted, free and clear of all Liens, except as set forth on Schedule 4.7(a) and except for Permitted Liens.

                  (b) Except as set forth on Schedule 4.7(b), except for matters discovered by Buyer or its Affiliates during the inspections of Midland's towboats and barges and without regard to any of the tangible assets located at the Kenova Terminal, subject to ordinary wear and tear and to scheduled or necessary repairs in the ordinary course of business, all tangible assets of Midland and the Subsidiaries necessary to conduct their business as currently conducted are in operating condition, except as would not, individually or in the aggregate, have a Material Adverse Effect on Midland and the Subsidiaries.

                  (c) Schedule 4.7(c) attached hereto contains a complete list of the physical assets that are owned by, or leased, licensed, or chartered to, Midland or any Subsidiary having a net book value greater than $50,000 on the books of Midland or such Subsidiary, including, but not limited to, linehaul vessels, harbor tugs, barges and covers (if applicable), drydocks, cranes, conveyor systems, fleeting and mooring systems, machinery, buildings, land and improvements but excluding inventory.

         4.8. Intellectual Property. Schedule 4.8 attached hereto contains a complete list of the patents, trademarks, registered copyrights and tradenames used in the business (common law or otherwise) that are owned by, licensed to or utilized under common law right by Midland or any Subsidiary and that are material to the business of Midland or such Subsidiary (the "Intellectual Property"). As to such Intellectual Property, Midland or a Subsidiary either (a) owns the entire right, title and interest thereto, or (b) holds such Intellectual Property pursuant to an existing, valid and enforceable license, except for common law rights and except where the failure of Midland or such Subsidiary to own or have a right to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on Midland and the Subsidiaries. Except as set forth on Schedule 4.11, there are no claims or proceedings pending or, to the Knowledge of Midland, threatened by any third party challenging Midland's or such Subsidiary's use of, or right to use, any of the Intellectual Property. To the Knowledge of Midland, the conduct of the business of Midland and the Subsidiaries as currently conducted does not infringe upon any intellectual property rights owned or controlled by any third party.

         4.9. Compliance with Law. To the Knowledge of Midland, except as reflected on Schedule 4.9 or Schedule 4.17 attached hereto, Midland and the Subsidiaries have obtained all permits, licenses and authorizations required under, and are in compliance with, all applicable Laws, except where such failure to obtain or such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on Midland and the Subsidiaries.

     4.10. Contracts, Agreements, etc. Schedule 4.10 attached hereto contains a correct and complete list of the following Contracts to which Midland or any Subsidiary is a party:

                  (a) notes, mortgages, indentures, loan or credit agreements, and equipment lease agreements each having a noncancellable term of more than one year and annual rental payments of not less than $100,000, security agreements each of which secures indebtedness of not less than $100,000, and other agreements and instruments reflecting obligations for borrowed money or other monetary indebtedness or otherwise relating to the borrowing of money by, or the extension of credit to, Midland or any Subsidiary, in each case creating an actual or potential obligation of Midland or any Subsidiary of not less than $100,000, or commitments to enter into any such agreements or commitments;

                  (b) management consulting and employment agreements, agreements with individuals who provide services as independent contractors, and binding agreements or commitments to enter into the same;

                  (c) option, purchase and sale, license or lease agreements involving any real property, batture, riparian rights, vessels, drydocks, equipment, deadmen, mooring cells, anchor buoys, machinery, personal property or other assets, tangible or intangible, bareboat or fully found charters, reciprocal or other towing agreements, and each involving amounts payable by or to Midland or any Subsidiary of $100,000 or more, except in the case of leases of real or personal property, which shall involve amounts payable by or to Midland or any Subsidiary of more than $75,000 per year;

                  (d) agreements and purchase orders entered into or issued in the ordinary course of business for the purchase or sale of goods, services, transportation, terminalling, repairs, construction, supplies or capital assets, each requiring aggregate future payments by or to Midland or any Subsidiary of more than $250,000;

                  (e) joint venture, operating agreements, or other agreements involving the sharing of profits or losses;

                  (f) outstanding powers of attorney empowering any person, company or other organization to act on behalf of Midland or any Subsidiary, except routine powers of attorney relating to representation of Midland or any Subsidiary before governmental agencies or given in connection with qualification to conduct business or customs matters;

                  (g) outstanding guarantees, subordination agreements, indemnity agreements and other similar types of agreements, whether or not entered into in the ordinary course of business under which Midland or any Subsidiary is or may become liable for or obligated to discharge, or under which any asset of Midland or any Subsidiary is or may become subject to the satisfaction of, any indebtedness, obligation, performance or undertaking of any person other than Midland and the Subsidiaries, except for any such agreements contained in any of the instruments listed in the Schedules hereto and except for any of the foregoing in which in each case the aggregate obligation of Midland or any Subsidiary thereunder is less than $100,000;

                  (h) contracts, orders, consent decrees, or judgments preventing or restricting Midland or any Subsidiary from carrying on its business as presently conducted in any location in any material respect;

                  (i) agreements, contracts or commitments relating to the acquisition by Midland or any Subsidiary of the outstanding capital stock or equity interest of any business enterprise except such agreements or contracts as have already been performed;

                   (j) contracts, commitments or obligations not made in the ordinary course of business and each having unexpired terms in excess of one year or requiring aggregate future payments or receipts in excess of $100,000; and

                  (k)      any Derivative Instrument.

          Seller has provided the Buyer with access to true and materially complete copies of all Contracts (other than transportation and terminalling contracts for which redacted copies have been provided to the Buyer as of the date hereof in accordance with the agreement of the Parties), including all amendments, modifications, waivers and elections applicable thereto.

         Except as set forth in Schedule 4.10, as to Midland and the Subsidiaries, such Contracts are valid and binding obligations of Midland or the Subsidiary, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights and subject to general principles of equity), and are in full force and effect. Except as disclosed in
Schedule 4.10, there is not, to the Knowledge of Midland, under any such Contract, any existing material breach or material default (or event or condition, which after notice or lapse of time, or both, would constitute a material breach or material default) by Midland or any Subsidiary with respect thereto. Except as set forth in Schedule 4.10, Midland or the Subsidiary has performed, and to the Knowledge of Midland, every other party has performed, each material term, covenant and condition of each of the Contracts that is to be performed at or before the date hereof, except where nonperformance has not had nor would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Midland and the Subsidiaries. Except as set forth on
Schedule 4.10, to the Knowledge of Midland, no event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a material default by Midland or the Subsidiary or, to the Knowledge of Midland, any other party under any of the Contracts. To the Knowledge of Midland, no party to any of the Contracts intends to cancel or terminate any of such Contracts (except such cancellation or termination occurring through normal expiration of any such Contract).

         4.11. Litigation. Except as set forth on Schedule 4.11, Schedule 4.17 or Schedule 4.9, there is no claim, legal action, suit, litigation, arbitration, or, to the Knowledge of Midland, any governmental investigation before any commission or other judicial or administrative authority (including maritime personal injury claims and Longshore and Harbor Workers' Compensation Act claims), or any order, decree or judgment, now pending or in effect, or, to the Knowledge of Midland, threatened, that if adversely determined, would not be covered by insurance policies held by or in favor of Midland and the Subsidiaries, or, if adversely determined, would likely result in a payment by Midland in excess of $100,000.

         4.12. Insurance. Attached hereto as Schedule 4.12 is a list of all brokerage arrangements and contracts, and insurance policies held by Midland and the Subsidiaries now in force, or held by KeySpan or Seller and providing coverage for Midland and the Subsidiaries now in force, showing for each such policy the current premiums, deductibles or self-insured retentions, policy limits, coverages and expiration dates. The premiums due thereon have been timely paid. Such policies are in full force and effect.

         4.13.    Employee Benefits.
                  -----------------

                  (a) Seller has made available to the Buyer true and complete copies of each pension, retirement, profit-sharing, bonus, incentive, deferred compensation, equity-based compensation, severance pay, change of control, medical or other employee benefit plan, fund, policy, procedure, program or other practice of any description, whether or not described in ss. 3(3) of ERISA to which Midland or the Subsidiaries currently contribute for the benefit of any of their employees or as to which Midland or any Subsidiary may otherwise have any material liability, (individually a "Plan" and collectively the "Plans"), all of which are set forth in Schedule 4.13, together with any trust agreement, annuity or life insurance contract, funding instrument, summary plan description, summary of material modifications or employee handbooks or other communications to employees generally relating thereto that purport to amend any Plan, as well as a complete description of any Plan which is not in writing.

                   (b) Except as set forth in Schedule 4.13 attached hereto and except for any multi-employer plans that are not administered by Seller, Midland or a Subsidiary, (i) each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is intended to qualify under ss. 401(a) of the Code has been issued a currently effective favorable determination letter from the Internal Revenue Service (the "IRS") and there are no form defects for any such Plan for which the Code section 401(b) remedial amendment period does not remain open, nor any events, acts or failures to act which could reasonably be expected to result in a loss of tax-qualified status; (ii) each Plan which is subject to ERISA or the Code has been and is being operated and administered in compliance with ERISA and the Code, as applicable, except where any such failure to comply would not have a Material Adverse Effect on Midland and the Subsidiaries; (iii) no prior Plan was a multiemployer plan for which a withdrawal liability exists, except where adequate reserves have been established in the Financial Statements; (iv) except where any such failure to comply would not have a Material Adverse Effect on Midland and the Subsidiaries, there has been no non-exempt "prohibited transaction" within the meaning of ss. 406 of ERISA or ss. 4975 of the Code involving any Plan; (v) all required employer contributions by Seller, Midland or the Subsidiaries to each Plan have been made when due; (vi) Seller has made available to the Buyer as to each Plan a true and complete copy of (A) the two most recent annual reports (Forms 5500) filed with the IRS, if applicable, (B) the most recent actuarial valuation report, if applicable, (C) each plan document, trust agreement, group annuity contract and insurance contract, if any, relating to such Plan; (D) the most recent summary plan description; (E) the most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and (G) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); (vii) there are no pending or, to the Knowledge of Seller or Midland, threatened investigations or claims by the IRS, U.S. Department of Labor, PBGC or any other governmental agency relating to any of the Plans; (viii) there are no pending or, to the Knowledge of Seller or Midland, threatened termination proceedings initiated by the PBGC, claims (except claims for benefits payable in the normal operation of the Plans), suits or proceedings against or involving any Plan or asserting any rights to or claims for benefits under any Plan that would have a Material Adverse Effect on Midland and the Subsidiaries; (ix) there are no group or individual annuity contracts that relate to retirement benefits earned under any Plan that have not been provided to Buyer; and (x) except as provided for in any Plan, no employee of Midland or the Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any agreement with Seller, Midland or its Subsidiaries as a result of the transactions contemplated in this Agreement.

                  (c) Except as set forth in Schedule 4.13, Midland or the Subsidiaries do not, and are not required by contract or otherwise, to contribute to any multi-employer pension plans and to the Knowledge of Midland, no multi-employer pension plan to which it contributes is in an underfunded status.

                  (d) Seller has provided to Buyer a true and complete list of the names, titles, annual salaries, and other compensation of all officers of Midland and the Subsidiaries whose annual base salary exceeds $85,000 as referred to in Schedule 4.13.

         4.14. Employment Matters. Except as set forth in Schedule 4.14, neither Midland nor any Subsidiary is party to, bound by, or negotiating in respect of any collective bargaining agreement or, to the Knowledge of Midland, any other agreement with any labor union, association or other employee group, nor, to the Knowledge of Midland, is any employee of Midland or the Subsidiaries, with respect to their employment with Midland or the Subsidiaries represented by any labor union or similar association. Except as set forth in Schedule 4.14, no labor union or employee organization has been certified or recognized as the collective bargaining representative of any employees of Midland or the Subsidiaries. Except as set forth in Schedule 4.14, to the Knowledge of Midland, there are no formal union organizing campaigns or representation proceedings in process or formally threatened with respect to any employees of Midland or the Subsidiaries, nor, to the Knowledge of Midland, are there any existing or threatened labor strikes, work stoppages, organized slowdowns, unfair labor practice charges, or labor arbitration proceedings affecting any employee of Midland or the Subsidiaries.

         4.15.    Taxes.   Except as set forth in Schedule 4.15:

                  (a) Midland and the Subsidiaries have timely filed (taking into account all extensions) Tax Returns required to be filed by them with respect to all Taxes, and all such Tax Returns are true, correct and complete in all respects, except to the extent failure to be so would not have, alone or in the aggregate, a Material Adverse Effect on Midland and the Subsidiaries;

                  (b) Midland and the Subsidiaries have paid all Taxes that are shown to have become due and payable by them pursuant to such Tax Returns and have paid, or are contesting in good faith by appropriate proceedings, all other Taxes for which they have received a notice of assessment or written demand for payment;

                  (c) There are no Liens for Taxes upon the assets or properties of Midland or the Subsidiaries other than Liens for Taxes not yet due and payable and those that are being contested in good faith by appropriate proceedings;

                  (d) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to the assessment of any Tax for any currently open taxable period with respect to any of Midland or the Subsidiaries; and

                  (e) To the Knowledge of Seller or Midland, there is no deficiency, examination, claim, litigation or other proceeding with respect to Taxes allegedly owed by Midland or its Subsidiaries pending against Midland or its Subsidiaries before any Governmental Authority or threatened against Midland or its Subsidiaries by any Governmental Authority.

         4.16. Transactions With Affiliates and Other Persons. Except as set forth in Schedule 4.16, or as contemplated by this Agreement, (i) there are no contracts or agreements between Midland or any Subsidiary and any director or officer of any Affiliate of Seller, other than Midland and the Subsidiaries, or any person who is an immediate relative of any such person, and (ii) since September 30, 2001, Midland and the Subsidiaries have not, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any property or assets having a value in excess of $50,000 or obtained any services having an annual value in excess of $50,000 (except with respect to services rendered as a director, officer or employee of Midland or the Subsidiaries) from, or sold, leased or otherwise disposed of any such property or assets or provided any such services to any employee of Midland, the Subsidiaries, Seller or any Affiliate. Except as set forth in the Financial Statements or in Schedule 4.10, (a) the Contracts do not include any obligation or commitment between Midland or the Subsidiaries and any Affiliate, and (b) the assets of Midland and the Subsidiaries do not include any material receivable or any other material obligation or commitment from any Affiliate.

         4.17.    Environmental, Health and Safety Matters.
                  -----------------------------------------

                  (a) To the Knowledge of Midland, except as set forth in
Schedule 4.17, and except for such of the following as, individually or in the aggregate, would not have a Material Adverse Effect on Midland and its
Subsidiaries: (i) Midland and each Subsidiary are in compliance with all applicable Environmental, Health and Safety Laws; (ii) neither Midland nor any Subsidiary is aware of, or has received a written notice or report regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) that have not been satisfied, or any corrective, investigatory or remedial obligations that have not been satisfied, arising under applicable Environmental, Health and Safety Laws with respect to its past or present operations or properties, including off-site contamination or liabilities associated with, or arising out of, such past or present operations or properties; (iii) Midland and the Subsidiaries have obtained, and are in compliance with all terms and conditions of, all permits, licenses and other authorizations required pursuant to Environmental, Health and Safety Laws for the conduct of their businesses; and (iv) there are no contracts, agreements or understandings, whether by guaranty, indemnity, suretyship or otherwise, whereby Midland or the Subsidiaries have agreed to assume, retain, indemnify for, or protect against, for the benefit of any third party, any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) arising under any applicable Environmental, Health and Safety Laws. This Section 4.17 contains the sole and exclusive representation and warranty of Seller with respect to Environmental, Health and Safety Laws.

     (b) "Environmental, Health and Safety Laws" shall mean all federal, state or local statutes, laws, codes, rules, regulations, ordinances, directives, orders, standards, permits, licenses or requirements (including consent decrees, judicial decisions and administrative interpretations and orders), presently in force, as amended or reauthorized, pertaining to the protection, preservation, conservation or regulation of the Environment, or imposing requirements relating to public or employee health and safety, including without limitation, and as may have been amended from time to time, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss. 11001 et seq., the Clean Air Act, 42 U.S.C.ss.7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.300F et seq., the Refuse Act of 1899, 33 U.S.C.ss. 407, the Oil Pollution Act of 1990, 33 U.S.C.ss.1301 et seq., MARPOL Annex V, to the extent that such is codified at 33 U.S.C.ss.1901, et seq., and the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq.

     4.18. No Broker. None of the Seller, Midland or any of their respective Affiliates has retained any broker or other intermediary in connection with the transactions contemplated by this Agreement or otherwise has any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement.

     4.19. U.S. Citizenship. Seller, Midland and the Subsidiaries are U.S. Citizens in accordance with the Shipping Act and are qualified to engage in the coastwise trade within the meaning of the Shipping Act.

     4.20. Creditors. The Seller represents that the sale of the Membership Interest of Midland and the other transactions contemplated hereby are not intended to hinder, delay, or defraud any creditors of Midland.


                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer hereby represents and warrants to Seller that as of the date hereof (except where such representation or warranty is expressly made as of another specific date):

         5.1. Organization. The Buyer is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not prevent, materially delay or affect consummation of the transactions contemplated hereby.

         5.2 Due Authorization. The Buyer has full power and authority to execute, deliver and perform this Agreement and each agreement or instrument (to which it is a party) executed in connection herewith or delivered pursuant hereto and to consummate the transactions contemplated hereby. The Buyer's execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated hereby have been duly authorized by all requisite action. This Agreement and all agreements or instruments executed by the Buyer in connection herewith or delivered by the Buyer pursuant hereto have been or will be duly executed and delivered by the Buyer, and this Agreement and all agreements and instruments executed by the Buyer in connection herewith or delivered by the Buyer pursuant hereto constitute and will constitute the legal, valid and binding obligations of the Buyer, enforceable in accordance with their respective terms.

         5.3. Noncontravention. The execution, delivery and performance by the Buyer of this Agreement and each agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the passage of time, or both, (i) conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien under or pursuant to, any provision of the Buyer's articles of incorporation or bylaws or any Laws, or any finding, order, judgment, writ, injunction or decree to which the Buyer or Ingram is a party or by which the Buyer, or its assets may be bound or affected; or (ii) require the approval, consent or authorization of, or prior notice to, filing with or registration with, any Governmental Authority, or any other person or entity, except notices and approvals as may be required under the HSR Act.

     5.4. No Broker.  Neither the Buyer nor any of its  Affiliates  has retained any broker or other intermediary in connection with the transactions contemplated by this Agreement or otherwise has any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement.

         5.5. Sophisticated Investor; Purchase for Investment. The Buyer is a sophisticated investor, represented by independent legal and investment counsel with experience in the acquisition and valuation of ongoing businesses and acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make an informed investment decision concerning its purchase of the Membership Interest of Midland. The Buyer is acquiring the Membership Interest of Midland for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Buyer acknowledges that the Membership Interest of Midland has not been registered under the Securities Act or any state or foreign securities laws and that the Membership Interest of Midland may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

         5.6 Purchase of Membership Interest of Midland. The Buyer is acquiring the Membership Interest of Midland solely in order to acquire the business of Midland and the Subsidiaries; the form of transaction is solely for the convenience of the Parties and does not create in the Buyer any rights or remedies except as and to the extent expressly provided in this Agreement.

        5.7      No Knowledge of Misrepresentations or Omissions.
                 -----------------------------------------------

                  (a) The Buyer has no actual knowledge that the representations and warranties of Seller and/or Midland in this Agreement and the Schedules hereto are not true and correct in all material respects, and the Buyer has no actual knowledge of any material errors in, or material omissions from, the Schedules to this Agreement.

                  (b) For purposes of Section 8.3(a), this representation will cover Updated Schedules received by Buyer in accordance with Section 6.9.

         5.8 Litigation. There is no action, proceeding or investigation pending or threatened against the Buyer, which, if adversely determined, would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

     5.9 U.S. Citizenship. Buyer is a U.S. Citizen in accordance with the Shipping Act and is qualified to engage in the coastwise trade within the meaning of the Shipping Act.

        5.10     Capital Adequacy; Solvency.  The Buyer represents that:
                 --------------------------

          (a) immediately upon consummation of the sale of the Membership Interest of Midland and the other transactions contemplated hereby, Midland will not at that time be insolvent as defined under the U.S. Bankruptcy Code ("Bankruptcy Code");

          (b) the sale of the Membership Interest of Midland and the other transactions contemplated hereby are not intended to hinder, delay, or defraud any creditors of Midland; and

          (c)  immediately  upon  consummation  of the  sale  of the  Membership
     Interest of Midland, and within the meaning of Section 548 of the Bankruptcy Code, (i) Midland will not at that time have an unreasonably small capital with respect to the business or transactions engaged in or expected to be engaged in; and (ii) Buyer will not at that time have the intent to incur, or believe that Midland will incur, debts that would be beyond Midland's ability to pay such debts as such debts mature.


                                   ARTICLE VI
                                    COVENANTS

         6.1. Conduct of Business. Except as provided in this Agreement and except as set forth on Schedule 6.1, until the earlier of Closing or the termination of this Agreement in accordance with its terms, Midland shall conduct, and shall cause each of the Subsidiaries to conduct, its business in the ordinary course consistent with past practice and use reasonable efforts to preserve its properties, business and relationships with its suppliers and customers. Midland will advise, and shall cause the Subsidiaries to advise, the Buyer promptly in writing of any development having a Material Adverse Effect on Midland and its Subsidiaries. Without limiting the generality of the foregoing, until the earlier of Closing or the termination of this Agreement in accordance with its terms, except as provided in this Agreement (including, without limitation, as necessary to effect the Conversions contemplated in Section 2.1(b) hereof) and except as set forth on Schedule 6.1, without the written consent of Buyer, which consent shall not be unreasonably withheld, Midland will not, and will cause the Subsidiaries not to:

          (a) declare, set aside or pay any dividend or other distribution with respect to its capital stock or equity, or make any advance to Seller;

          (b) (i) create, incur, assume, or guaranty any indebtedness for borrowed money, except pursuant to credit agreements in existence on the date of this Agreement, or (ii) mortgage, pledge or otherwise encumber any of its properties or assets, except for Permitted Liens;

          (c) issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class, or split, combine, reclassify, or redeem any shares of its capital stock;

          (d)   amend   its   articles   of   incorporation,   bylaws  or  other
     organizational documents, or merge or consolidate with or into any other corporation,

          (e) other than in the ordinary course of business consistent with past practice, enter into any transaction or commitment, or any Contract or agreement relating to its assets or business involving an annual expenditure of more than $150,000 that cannot be terminated on less than six (6) months' notice, other than transactions and commitments contemplated by this Agreement,

          (f) make any individual capital expenditures in excess of $250,000 unless set forth in a capital expenditure budget prepared in the ordinary course of business, and consistent with past practice and disclosed to Buyer,

          (g) make any change in any method of accounting or accounting practice (other than changes in estimates in the ordinary course of business consistent with past practices or any change required by reason of a concurrent change in GAAP),

          (h) enter into any agreement relating to the acquisition or disposition of any subsidiary or business line of Midland or its Subsidiaries (whether by merger, sale of stock, sales of assets or otherwise), or

          (i) enter into any agreement that limits the freedom of Midland or any of its Subsidiaries to compete with any third party in any line of business currently conducted by Midland or its Subsidiaries on the date hereof.

        6.2.     Access to Information.
                 ---------------------

                  (a) At the Buyer's expense, the Buyer and its authorized agents, officers and representatives shall have reasonable access to the properties, books, records, operating and capital budgets, personnel files, contracts, insurance policies, information and documents of Midland and each of the Subsidiaries to conduct such examinations and investigations of Midland and the Subsidiaries as the Buyer deems necessary; provided, however, that such examinations and investigations: (a) shall be coordinated through Seller, (b) shall be conducted during the normal business hours of Midland and the Subsidiaries, (c) shall not unreasonably interfere with the operations and activities of Midland or any of the Subsidiaries, (d) shall not include access or information which Midland or its Subsidiaries is under a legal or contractual obligation not to supply so long as Midland or its Subsidiaries have used reasonable efforts to seek waivers or consents relating to any such obligations for material information, (e) shall not require Seller, Midland or its Subsidiaries to take any action which would constitute a waiver of any legal privilege, including without limitation, the attorney-client privilege or the work product privilege, and (f) with respect to transportation and terminalling contracts, the Buyer will restrict access to any contract-specific terms and conditions, including rate and escalation information, only to employees of Buyer, Ingram or Ingram Barge Company other than those involved in sales, contract rate negotiating, bidding or contract rate making authority. None of the information provided or made available to Buyer by Seller or Midland shall be used by Buyer, its Affiliates or their respective agents, officers or representatives, prior to Closing for any competitive purpose. Seller shall cooperate, and shall cause each of Midland and the Subsidiaries to cooperate, in all reasonable respects with the Buyer's examinations and investigations.

                  (b) Subject to the provisions of this Section 6.2, Seller shall allow Midland and its Subsidiaries to participate in transition planning activities with Buyer in a mutually agreed upon manner and in accordance with all guidelines, guidances or legal advice governing the appropriate manner in which to conduct pre-Closing activities between competitors. Each party will continue to operate as separate independent companies in competition with each other during the transition until Closing.

                  (c) Notwithstanding anything herein to the contrary, prior to Closing, neither the Buyer nor its agents, officers, employees and representatives shall contact any personnel, customer, supplier, or governmental agency, officer, employee, agent or representative or any facility visits without the prior consent of Seller, such consent not to be unreasonably withheld, nor shall any of them conduct any environmental testing, sampling or digging at, in , on, around or underneath any of Midland's or its Subsidiaries' facilities or properties.

         6.3. Further Assurances; Consents. Each of the Parties hereto hereby agrees to proceed diligently (a) to obtain, and to cause Midland and the Subsidiaries to obtain, the Required Consents, (b) to comply, and cause Midland and the Subsidiaries to comply, with all conditions and covenants applicable or related to it as contemplated by this Agreement and (c) to take all such commercially reasonable other actions as are necessary or advisable in order to cause the consummation of the transactions contemplated hereby.

         6.4.     Employee Benefits Matters.
                  -------------------------

                  (a) Except as set forth in Schedule 4.13, or with the Buyer's written consent (such consent not to be unreasonably withheld), Midland and the Subsidiaries will not enter into, amend or modify in any material respect, renew or terminate (other than in accordance with its terms) any consulting agreements with individuals, employment, severance, change of control or similar contracts with any director, officer, employee of, or individuals who provide services as independent contractors with respect to, Midland and the Subsidiaries, or grant any salary, wage or other increase or increase any employee benefit, except (i) for changes that are required by applicable Law, (ii) to satisfy Contracts existing on the date hereof, and(iii) for reasonable merit-based or annual salary increases and non-officer promotions in the ordinary course of business and consistent with past practice, and (iv) renewals in the ordinary course of business with individuals providing services as independent contractors or consultants.

                  (b) Except as set forth in Schedule 4.13, or with the Buyer's written consent (such consent not to be unreasonably withheld), Midland and the Subsidiaries will not enter into, establish, adopt, amend or modify in any material respect or terminate (other than in accordance with its terms) any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting agreements with individuals, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, employee or former employee of, or individuals who formerly provided services as independent contractors with respect to, Midland and the Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action (other than the actions contemplated by this Agreement) that accelerates the vesting or exercisability of, or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, except in each such case (i) as may be required by applicable Law, (ii) to satisfy Contracts existing on the date hereof, (iii) except as may be mutually agreed by the Parties with respect to the transactions contemplated by this Agreement, (iv) to renew any such insurance or administrative services contract relating to any of the above mentioned benefit plans if such renewal term comes due in the ordinary course of business and contains terms in the aggregate consistent with past practice, or
(v) renewals of bonus and similar compensation plans or policies (including setting bonus targets) in the ordinary course of business consistent with past practice.

         6.5. Publicity. All general notices, releases, statements and company-wide communications to employees, suppliers, distributors and customers of Midland and any of its Subsidiaries, Buyer and to the general public and the press (including trade publications) relating to the transactions covered by this Agreement shall be made only in the form and at such times and in such manner as may be mutually agreed upon in advance by Seller and Buyer, such agreement not to be unreasonably withheld; provided, however, that KeySpan, Seller and Midland shall each be entitled to make any public announcement of, or any public filing relating to, the foregoing if, in the opinion of its legal counsel, such announcement is required to comply with Laws or any listing agreement with any national securities exchange or inter-dealer quotation system and if it consults with Buyer in advance as to the content of such announcement, solely as it relates to information about Buyer or Ingram, or their involvement in this transaction, but this requirement to consult will not relate to communications or filings where the sole reference to Buyer or Ingram is to their names, addresses or general phone numbers.

         6.6. Confidentiality. Notwithstanding any other provision of this Agreement to the contrary, the Buyer agrees that unless and until the transactions contemplated herein are consummated, the Buyer shall remain subject to all of the terms and conditions of the Confidentiality Agreement, dated March 1, 2001, as amended on May 9, 2001, by and between KeySpan Energy Development Corporation and Ingram, the terms of which Confidentiality Agreement are incorporated herein by reference, except as otherwise provided in Section 6.2 of this Agreement; provided, however, that the provisions of the Confidentiality Agreement shall be waived as and to the extent necessary to permit public announcements to the extent provided in Section 6.5 hereof.

        6.7      Covenant Not to Compete
                 -----------------------

                  (a) For a period of three (3) years from the Closing Date, Seller agrees that neither it nor its Affiliates will, either directly or indirectly, engage in the inland marine barge transportation or terminalling business, or any barge repair or auxiliary inland marine service business, in the United States (the "Competing Businesses"), except for the transportation by barge or terminalling of liquified natural gas or natural gas liquids or any derivative products thereof. Notwithstanding the foregoing, this covenant shall not be binding upon an acquiror or successor of all or substantially all of the business or assets of KeySpan and/or Seller to the extent any such acquiror or successor is already engaged in the inland marine barge transportation or terminalling business, or any barge repair or auxiliary inland marine service business, in the United States.

                  (b) The restrictions in Section 6.7(a) shall not prohibit Seller or its Affiliates from (i) being a passive owner (which shall not prohibit the exercise of any rights as an equityholder) of not more than 5% of the outstanding equity interest of any class of any other Person that engages in a Competing Business, or (ii) acquiring any Person, or substantially all of the business or assets of any Person, in which a portion of its revenues are derived from a Competing Business, provided that the total of such revenues derived from a Competing Business in the year immediately preceding the acquisition do not exceed 30% of such Person's total revenues and provided further that Seller or its Affiliates shall use reasonable best efforts to sell within twelve (12) months of such acquisition that portion of the business which is the Competing Business, and in such event will provide to Buyer a right of first offer to purchase the Competing Business, which will provide a thirty (30) day period of time during which Seller or its Affiliates will negotiate exclusively in good faith with Buyer to reach agreement on such purchase.

         6.8. Exclusivity. Upon the execution of this Agreement until the Closing Date or termination of this Agreement in accordance with Article X, Seller and Midland and its Subsidiaries agree that during such period none of them, their respective Affiliates or any of their respective officers or directors will solicit offers from, negotiate with, engage in discussions with, or provide information to, any other prospective purchaser regarding the sale of the Membership Interest, stock, or assets of Midland and its Subsidiaries. During such period of exclusivity, Seller shall notify Buyer if any of the above listed parties are contacted by any person (but shall not be required to identify such person) with respect to the proposed sale of Midland and its Subsidiaries, or their assets or operations.

         6.9. Supplements to Schedules. At least five (5) days prior to the Closing Date, Seller will, as necessary, supplement or amend the schedules which it has delivered pursuant to this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the schedule or which is necessary to correct any information in any such schedule which has been rendered inaccurate thereby (the "Updated Schedules").

         6.10. Interim Financial Statements. Seller will make available to Buyer Interim Financial Statements as they become available from time-to-time following execution of this Agreement until the Closing Date. Interim Financial Statements will be prepared in the ordinary course of business consistent with the past practice of Midland.


                                   ARTICLE VII
                              ADDITIONAL COVENANTS

         7.1. Act of War or Terrorism. The Parties agree that in the event of an Act of War or Terrorism, any physical, regulatory or statutory action occurring after the execution of the Agreement by any foreign, federal, state or local agency or military force, police force, or other similar force or organization in direct or indirect response to any such Act of War or Terrorism which has a Material Adverse Effect on (i) the ability of towboats and barges of Midland and its Subsidiaries to physically operate on the inland waterways system of the United States, including its channels or locks and dams, (ii) the ability to serve docks, fleets or loading or unloading facilities of a material contracting party of Midland and its Subsidiaries each of which represented at least five (5%) percent of Midland and its Subsidiaries' aggregate revenues during the prior calendar year which Material Adverse Effect, in the case of either clause
(i) or (ii), is reasonably anticipated to be of a duration in excess of six (6) months, or is reasonably considered to be a Material Adverse Effect by a major national bank providing financing to Buyer and Ingram in connection with the transaction (and by banks which represent reasonable alternative sources of financing) such that commercially-reasonable financing becomes unavailable to Buyer and Ingram for reasons unrelated to the financial condition or creditworthiness of Buyer and Ingram, and is a Material Adverse Effect which is applied generally to all similarly situated financing customers of major national banks, then either party may terminate the Agreement in accordance with the provisions of Article X.

         7.2. Access to Books and Records. At its expense, Seller and its authorized agents, officers and representatives shall have reasonable access after the Closing Date to the properties, books, records, contracts, information and documents of Midland and each of the Subsidiaries for any reasonable business purpose, including, but not limited to, matters relating to federal or state income, sales, use, gross receipts and property Taxes; provided, however, that such access by Seller (a) shall be conducted during the normal business hours of Midland and the Subsidiaries and (b) shall not unreasonably interfere with the operations and activities of Midland or any of the Subsidiaries. The Buyer and Midland shall cooperate, and Midland shall cause each of the Subsidiaries to cooperate, in all reasonable respects with Seller's review of such information, including, without limitation, retaining all such information until Seller has notified the Buyer in writing that all tax years (including any portion of a tax year) prior to and including the Closing Date have been closed or for seven (7) years, whichever is longer.

         7.3.     Tax Matters.
                  -----------

                  (a)      Federal Income Taxes in General.
                           -------------------------------

                           (i) Except as otherwise provided in Section
         7.3(a)(ii), the income and other Tax items of Midland and the Subsidiaries for periods ending on or before the Closing Date shall be included in the consolidated federal income Tax Return of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Eastern (or subsequent to Eastern's conversion to a limited liability company, KeySpan) is a member. Except as otherwise provided in this Section 7.3, Seller shall be responsible for and shall indemnify and hold Buyer, Midland and the Subsidiaries harmless from any federal income Taxes of Midland or the Subsidiaries (including any amount payable by reason of Treasury Regulation ss. 1.1502-6) not heretofore paid or reflected on the Closing Financial Statements, and shall be entitled to any reductions in such Taxes or refunds (including interest) not heretofore received or reflected on the Closing Financial Statements, for taxable periods ending on or before or, with respect to the consolidated federal income Tax Return of Seller's affiliated group, including the Closing Date. If Buyer, Midland or the Subsidiaries receive any such refund or become entitled to any credit against federal income Taxes with respect to any such period which is not reflected on the Closing Financial Statements, Buyer shall promptly pay (or cause Midland or the Subsidiaries to pay) the entire amount of the refund or credit (including interest) to Seller.

                           (ii) Buyer, Midland and the Subsidiaries shall be responsible for and shall indemnify and hold Seller and its Affiliates harmless from all federal income Taxes of Midland or the Subsidiaries for any taxable period beginning after the Closing Date and, with respect to prior taxable periods, for all federal income Taxes resulting from any action taken without Seller's written consent by Buyer, Midland or the Subsidiaries after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date). Buyer and Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of the Membership Interest of Midland on Buyer's federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(i)(ii)(B). Buyer, Midland and the Subsidiaries shall be entitled to all refunds of such Taxes (including interest).

                  (b)      State Income Taxes in General.
                           -----------------------------

                           (i) For purposes of this Agreement, the term "State Income Tax" means any Tax, imposed by a state in the United States, that is based on or measured by net income. Seller shall be responsible for preparing and filing the State Income Tax Returns of Midland and the Subsidiaries for taxable periods ending on or before the Closing Date. Except as otherwise provided in this Section 7.3, Seller shall indemnify and hold Buyer, Midland and the Subsidiaries harmless from any State Income Taxes (including penalties and interest) of Midland or the Subsidiaries (including any amount payable by reason of any applicable provision of State Income Tax Law similar to Treasury Regulation ss. 1.1502-6) not heretofore paid or reflected on the Closing Financial Statements, and shall be entitled to any reductions in such Taxes or refunds (including interest) not heretofore received or reflected on the Closing Financial Statements, for such taxable periods. If Buyer, Midland or the Subsidiaries receive any such refund or become entitled to any credit against state income Taxes with respect to any such period, Buyer shall promptly pay (or cause Midland to pay) the entire amount, to the extent not reflected on the Closing Financial Statements, of such refund or credit (including interest) to Seller.

                           (ii) Buyer, Midland and the Subsidiaries shall be responsible for and shall indemnify and hold Seller and its Affiliates harmless from all State Income Taxes of Midland or the Subsidiaries for any taxable period beginning after the Closing Date and, with respect to prior taxable periods, for all State Income Taxes resulting from any action taken without Seller's written consent by Buyer, Midland or the Subsidiaries after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date). Buyer, Midland and the Subsidiaries shall be entitled to all refunds of such Taxes (including interest).

                           (iii) If any of Midland and the Subsidiaries are required to file any State Income Tax Return for a taxable period covering days before and after the Closing Date, Buyer shall cause such Tax Return to be filed and shall be responsible for the payment of any Tax for such period; provided, however, that Seller shall be entitled to review any such Tax Return before it is filed and Buyer shall incorporate all reasonable comments of Seller in such Tax Returns. Seller shall pay to Buyer the amount, if any, by which (x) the State Income Tax attributable to the period through the Closing Date exceeds
         (y) the sum of the amount of such Tax paid (including payments of estimated Tax) on or before the Closing Date plus the amount of such Tax liability reflected on the Closing Financial Statements and Buyer shall pay to Seller the amount, if any, by which the items described in clause (y) exceed those described in clause (x) above. The State Income Tax attributable to the period through the Closing Date shall be determined (A) as if that period were a separate taxable year, and (B) except as otherwise required by Law, by using the Tax accounting methods and Tax elections used by Midland or such Subsidiary before the Closing Date. Seller shall compute the amount of such Tax attributable to the period through the Closing Date and shall notify Buyer of such amount in writing no later than 120 days after the Closing Date. Within 45 days after the date of such notification, Seller shall pay to Buyer or Buyer shall pay to Seller, as appropriate, the difference between
         (I) the amount of such Tax determined by Seller as attributable to the portion of the period through the Closing Date, and (II) the sum of the amount of such Tax for the taxable period paid (including payments of estimated Tax) on or before the Closing Date plus the amount of such Tax reflected on the Closing Financial Statements, unless within 30 days after such date, Buyer notifies Seller in writing that Buyer disagrees with the computation of any such amount. In that case, Seller and Buyer shall negotiate in good faith to resolve the issue using the best efforts of senior, decision-making tax managers of Buyer and Seller, and if Buyer and Seller fail to resolve the issues outstanding with respect to the State Income Tax attributable to the period through the Closing Date within thirty (30) days of Seller's receipt of Buyer's objection notice, Buyer and Seller shall submit the issue to the Independent Accountants for resolution using the Tax accounting methods and Tax elections used by Midland or such Subsidiary before the Closing Date. If such issue is submitted to the Independent Accountants for resolution, (a) Seller and Buyer shall promptly furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issue as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issue with the Independent Accountants; (b) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Independent Accountants of the issue dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the State Income Tax attributable to the period through the Closing Date; and (c) the fees and costs of the Independent Accountants for such determination shall be shared equally by Seller and Buyer. The Seller's payment to Buyer, or Buyer's payment to Seller, shall be due the later of (1) 45 days after Seller's notification to Buyer of the amount of State Income Tax attributable to the period through the Closing Date and (2) 10 days after Seller and Buyer agree to the amount payable or the Independent Accountants issue their determination, as the case may be. Seller and Buyer agree that the amounts determined under this Section 7.3(b)(iii) shall be subject to later adjustment based on final Tax Returns filed and accepted by the relevant Government Authority.

                  (c) Section 338(h)(10) Elections. If, and only if, Seller, for reasons relating to the inability to convert or merge Midland and Selected Subsidiaries into single-member limited liability companies, elects, at its sole option, to allow Buyer to make an election under Section 338(h)(10) of the Code, then the provisions of this Subsection (c) will apply.

                           (i) An election will be made by Buyer and KeySpan under Section 338(h)(10) of the Code ("Section 338 (h)(10) Election") with respect to any or all of Midland and, to the extent permissible under applicable Treasury Regulations, the Selected Subsidiaries. Seller shall prepare and file the returns for, be responsible for the payment of, indemnify and hold Buyer and Midland harmless from, and be entitled to any refund of any federal and state income Taxes, to the extent not reflected on the Closing Financial Statements, resulting from the Section 338(h)(10) Election (and any corresponding election under state Law). The parties acknowledge that the effect of a Section 338(h)(10) Election will be to cause each corporation with respect to which such election is made to be treated as two corporations for federal income Tax purposes: (i) an "old" corporation, which shall be treated (a) as having sold all of its assets in a taxable transaction as of the end of the Closing Date while a member of Seller's affiliated group, and (b) as having completely liquidated pursuant to Sections 332 and 337 of the Code, and (ii) a "new" corporation, which shall be treated as having purchased (as of the beginning of the day after the Closing Date) the assets deemed sold by the old corporation. The parties hereto further intend for each such election to be effective, if possible, for state (as well as federal) income Tax purposes, and they shall timely execute and file any documents that may be required under any applicable Law for such election (or any corresponding elections(s) under state Law) to be effective for state income Tax purposes.

                           (ii) Buyer and Seller shall cooperate as provided in this Section 7.3(c) to determine (in accordance with all applicable Treasury Regulations promulgated under Section 338 of the Code) the deemed sales prices of the assets of Midland and each Selected Subsidiary to which the election applies. Buyer initially shall determine such deemed sales prices and shall notify Seller in writing of the prices so determined ("Buyer's Deemed Sales Price Notice") within 120 days after the Closing Date. Seller shall be deemed to have accepted such determination unless, within 60 days after the date of Buyer's Deemed Sales Price Notice, Seller notifies Buyer in writing of
         (i) each proposed deemed sales price with which Seller disagrees, and
         (ii) for each such price, the amount that Seller proposes as the deemed sales price. If Seller provides such notice to Buyer, the parties shall proceed in good faith to determine mutually the deemed sales prices in dispute. Neither Buyer nor Seller shall take, nor shall they permit any affiliated corporation (including, without limitation, Midland and the Subsidiaries) to take, any position for income Tax purposes that is inconsistent with the deemed sales prices as finally determined hereunder; provided, however, that (i) the deemed purchase prices of the assets shall differ from the deemed sales prices to the extent necessary to reflect the inclusion in the total deemed purchase price of items (for example, Buyer's transaction costs) not included in the total deemed sales price and (ii) the amount realized upon the deemed sale of assets may differ from the deemed sales prices to reflect transaction costs that reduce the amount realized for federal income Tax purposes. Seller shall execute Federal Form 8023, all state forms, and any other form necessary to effectuate the Section 338(h)(10) election at least fifteen (15) days prior to the due date of the respective forms.

                  (d)      Cooperation.
                           -----------

                           (i) Buyer agrees to cooperate and to cause Midland and the Subsidiaries to cooperate with Seller to the extent reasonably required after the Closing Date in connection with (i) the filing, amendment, preparation and execution of all federal and state income Tax Returns with respect to any taxable period of any of Midland and the Subsidiaries ending on or before the Closing Date, (ii) contests (including, without limitation, claims or suits for refunds of Taxes) concerning the federal or state income Tax due for any such period or any period beginning before the Closing Date and (iii) audits and other proceedings conducted by income Tax authorities with respect to any such period or any period beginning before the Closing Date. Within a reasonable time (but not more than 10 days) after Buyer or any of Midland and the Subsidiaries receives official notice of any such contest, audit or other proceeding, Buyer shall notify Seller in writing of such contest, audit or other proceeding. In any case where any of Midland and the Subsidiaries is responsible under applicable Law for the defense of such contest, audit or other proceeding, Seller shall have the right to conduct the defense at its expense, whether such contest, audit or other proceeding commenced before or commences after the Closing. Notwithstanding Seller's obligations under the preceding provisions of this Section 7.3, Seller shall have no obligation to pay or to indemnify or hold Buyer or any of Midland and the Subsidiaries harmless from any income Tax imposed or assessed as a result of (i) the failure of Buyer to notify Seller as required by this paragraph, if such failure adversely affects Seller's ability to respond adequately in a timely manner to the notice of contest, audit or other proceeding, or (ii) any action taken by Buyer or any of Midland and the Subsidiaries with respect to any contest, audit or other proceeding without Seller's written consent.

                           (ii) The amount of any income Tax indemnification otherwise payable by Seller under this Agreement shall be reduced by the amount, or in the case of a Tax benefit to be realized subsequently, the then-present value, of any federal or state income Tax benefit to any Buyer Indemnified Party, Midland or the Subsidiaries resulting from any adjustment to or change in any Tax item relating to Midland or the Subsidiaries for any taxable period ending before or including the Closing Date, subject to Seller's reimbursement of any such Tax benefit paid under this Section which is disallowed by any relevant Governmental Authority, plus interest, from the time of payment hereunder until reimbursement, at the rate of five percent (5%) per annum. Such present value shall be based on a discount rate of ten (10%) percent per annum.

                           (iii) The parties agree that Seller retains all liability for, and shall be entitled to the federal and state income Tax benefit resulting from, compensation deductions relating to the exercise after the Closing of options to purchase common stock of KeySpan by employees or former employees of Midland or the Subsidiaries.

                            (iv) Seller agrees to make available to Buyer and Midland records in the custody of Seller or any member of Seller's affiliated group, to furnish other information and otherwise to cooperate to the extent reasonably required for the filing of federal and state income Tax Returns relating to Midland and the Subsidiaries for any taxable period ending after the Closing Date. However, no loss, credit or other item of any of Midland and the Subsidiaries may be carried back without Seller's written consent, which Seller may withhold in its absolute discretion, to a taxable period for which (i) any of Midland and the Subsidiaries and (ii) Seller or any corporation affiliated with Seller filed a consolidated, unitary or combined Tax Return.

                           (v) Seller agrees to cooperate with Buyer, and Buyer agrees to cooperate (and cause Midland to cooperate) with Seller, to the extent necessary in connection with the filing of any Tax Return relating to Buyer's acquisition of Midland. At Seller's request, Buyer will cause any of Midland and the Subsidiaries to make, or join with Seller and/or KeySpan in making, any Tax election that does not have an adverse effect on Buyer, Midland or any of the Subsidiaries for any post-acquisition Tax period.

                           (vi) Seller and Buyer each agree (A) to retain all books and records in its possession with respect to Tax matters pertinent to Midland and the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and (B) to give the other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, shall allow the other party to take possession of such books and records.

                  (e) Payment of Accrued Income Taxes. The payment of accrued federal income Taxes shall be handled in the manner set forth in Schedule 2.3.

                  (f) Termination of Tax-Sharing Agreement. From and after the Closing Date, this Section 7.3 shall supersede any and all Tax-sharing or similar agreements to which (i) any of Midland and the Subsidiaries, on the one hand, and (ii) Seller or any of its Affiliates, on the other hand, are parties. Neither Midland, the Subsidiaries, Seller nor any such Affiliates shall have any obligation or right with respect to each other under any such prior agreement after the Closing Date.

                  (g) Other Tax Returns and Taxes. Midland and the Subsidiaries (and not the Seller) shall be responsible for preparing and filing all Tax Returns of Midland and the Subsidiaries required to be filed after the Closing Date except for those income Tax Returns to which Sections 7.3(a) and 7.3(b) apply and those property and personalty Tax Returns to which Section 7.3(j) apply ("Other Tax Returns"), and for the payment of any Taxes shown on any such Other Tax Return. Seller shall be entitled to review such Other Tax Returns before they are filed and Buyer shall incorporate all reasonable comments of Seller in such Other Tax Returns. Subject to the same protections as apply in
Section 7.3(d) in the case of income Taxes, to the extent Midland and the Subsidiaries make a payment pursuant to any such Other Tax Return relating to such Taxes incurred prior to the Closing Date, which are not reflected on the Closing Financial Statements, Seller shall reimburse Midland and the Subsidiaries for the difference between the amount so paid and the amount so reflected within sixty (60) days of receipt of a copy of such Other Tax Return showing the amount paid which is to be compared with the amount reflected on the Closing Financial Statements. In the event Midland or any of the Subsidiaries receives any refund or becomes entitled to any credit against Taxes with respect to any Taxes shown on any such Other Tax Return, Buyer shall promptly pay or cause Midland to pay to Seller the portion of such Taxes (including interest) borne by the Seller (either pursuant to this Section 7.3(g) or as a result of such Taxes being reflected on the Closing Financial Statements). Notwithstanding the foregoing, Seller and Buyer shall not be obligated to make any payments pursuant to this Section 7.3(g) except to the extent that any single liability exceeds $100,000 and, in the case of a payment to Buyer, unless Buyer notifies Seller of its claim for such payment on or before the second anniversary of the Closing Date. Except as otherwise required by Law or expressly agreed in writing by Seller and Buyer, (i) each Other Tax Return filed after the Closing Date for any period ending on or before or including the Closing Date shall be based on the same accounting methods and Tax elections as used for the same type of Other Tax Return filed most recently before the Closing Date, and (ii) no amended Other Tax Return may be filed for a period ending on or before or including the Closing Date.

                  (h) Relationship of Section 7.3 to Article IX. The provisions of Article IX shall apply to all claims under this Section 7.3 except that any conditions or limitations set forth in Article IX with respect to amount of claims or liability shall not apply to any claim or liability to which this
Section 7.3 applies or to any breach of any obligation under this Section 7.3. In the event of any inconsistency between provisions of Article IX and Section 7.3, this Section 7.3 shall control. Seller shall not have any liability under this Agreement or otherwise for any Taxes of any of Midland and the Subsidiaries except as otherwise expressly provided in this Section 7.3 with respect to Taxes of Midland and the Subsidiaries.

                  (i) Survival. Notwithstanding any other provision of this Agreement, except as provided in Section 7.3(g), the covenants and obligations set forth in this Section 7.3 shall survive until, and any claim for indemnification with respect thereto must be made prior to, the expiration of the applicable statute of limitations with respect to the underlying Tax claim (including any valid extensions).

                  (j) Property and Personalty Taxes. For purposes of determining Closing Financial Statements, all property and personalty taxes applicable to the property and personalty of Midland or the Subsidiaries for the tax period(s) during which the Closing Date occurs shall be prorated between Buyer and Seller with respect to each such item of property or personalty, with the Seller's portion to be based upon the number of days within such tax period(s) prior to the Closing Date that each such item of property or personalty was assessed for such tax and with the Buyer's portion to be based upon the number of days on and following the Closing Date that each such item of property or personalty was assessed for such tax. The procedures for determining the adjustment (if any) to the Closing Working Capital are set forth in Schedule 2.6. After taking into account amounts of property and personalty Taxes reflected on the Closing Financial Statements, Buyer shall reimburse Seller to the extent the amount prorated to Buyer is less than the amount reflected on the Closing Financial Statements, and Seller shall reimburse Buyer to the extent the amount prorated to Buyer is greater than the amount reflected on the Closing Financial Statements. Any such reimbursement will occur within sixty (60) days of the payment of the relevant property and personalty Tax . In addition, in the event Midland or any of the Subsidiaries subsequently receives any refund or becomes entitled to any credit against Taxes with respect to refund claims previously filed pursuant to amended Ohio Personal Property Tax returns for 2000 and 2001, Buyer shall promptly pay or cause Midland to pay to Seller the amount of such refunds or credit (including interest) to the extent such refund or credit was not included in the Closing Financial Statements.

         7.4.     Employee Benefits.
                  -----------------

                  (a) The Buyer agrees to continue to provide a level of benefits substantially similar in the aggregate to the level currently provided under the Plans offered by Midland and the Subsidiaries as of the date hereof; provided, however, that this shall not be construed as an agreement to maintain any particular type of benefit or Plan for any employee or group of employees. Notwithstanding anything to the contrary herein, Buyer shall indemnify Seller Indemnified Parties against any and all Losses associated with claims by any employee or retiree of Midland or any Subsidiary following the Closing Date relating to any changes in the benefits provided by the Buyer from those provided by KeySpan, Seller, Midland or a Subsidiary prior to Closing.

                  (b) Relationship of Section 7.4 to Article IX. The provisions of Article IX shall apply to all claims under this Section 7.4 except that any conditions or limitations set forth in Article IX with respect to amount of claims or liability shall not apply to any claim or liability to which this
Section 7.4 applies, or to any breach of any obligations under this Section 7.4. In the event of any inconsistency between provisions of Article IX and Section 7.4, this Section 7.4 shall control.

7.5.           WARN Act.
               --------

                  (a) Buyer shall be responsible for, and shall indemnify Seller against, all expense and liability, including attorneys' fees, if applicable, incurred under the WARN Act or any other Law requiring notice prior to termination of employment or the payment of severance pay, wages or benefits with respect to any employee who experiences a layoff, employment termination, reduction in hours or other employment related loss on or after the Closing. Seller shall be responsible for, and shall indemnify Buyer against, all expense and liability, including attorneys' fees, if applicable, incurred under the WARN Act or any other Law requiring notice prior to termination of employment or the payment of severance pay, wages or benefits with respect to any employee who experiences a layoff, employment termination, reduction in hours or other employment related loss prior to the Closing only to the extent that any such amounts have not been accrued as of the Closing Date and were therefore not included in the determination of Closing Working Capital.

                  (b) The provisions of Article IX shall apply to all claims under this Section 7.5 except that any conditions or limitations set forth in
Article IX with respect to amount of claims or liability shall not apply to any claim or liability to which this Section 7.5 applies, or to any breach of any obligations under this Section 7.5. In the event of any inconsistency between provisions of Article IX and Section 7.5, this Section 7.5 shall control.

         7.6. Agreement with United Steelworkers of America Local 1652. Seller or Midland will use reasonable best efforts to secure, prior to the Closing Date, all signatures on the Agreement between United Steelworkers of America Local 1652 and The Ohio River Company (Ohio Division) in the form of the Agreement shown to Buyer.

         7.7. Historical Insurance Policies. To the extent such information exists, Seller agrees to use reasonable efforts to locate and provide to Ingram any summary of insurance policies covering Midland and its Subsidiaries (and their predecessors, if any) for years 1971 up to the current in force policies (which summary may be redacted to exclude any confidential, privileged or proprietary information) and use reasonable efforts to locate and provide Ingram reasonable access to all such policies for the purposes of making copies at Buyer's expense.

     7.8 338(h)(10) Election. If Seller is not able to convert or merge Midland and all the Selected Subsidiaries into single member limited liability companies pursuant to Section 2.1(b) prior to the Closing Date, Seller will allow Buyer, at Seller's sole option to either (i) make a 338(h)(10) Election with respect to any of Midland or the Selected Subsidiaries that have not become limited liability companies, (ii) adjust the Purchase Price to reflect the tax detriment to Buyer for not being able to make such election, or (iii) allow Buyer to terminate in accordance with Section 10.1(h). If Seller elects a Purchase Price adjustment pursuant to clause (ii), the amount of such adjustment shall equal the present value (at an assumed discount rate of ten percent per annum) of the product of (x) an assumed combined federal and state income tax rate of 39% and
(y) the amount of annual depreciation or amortization deductions that will be lost by Buyer as a result of Seller's failure to convert or merge Midland or any Selected Subsidiary into a single member limited liability company. Such adjustment shall be calculated, in the first instance, by Buyer and Buyer's calculation shall be subject to Seller's right of objection and review in the same manner as described in Section 7.3(b)(iii).

     7.9 Claims Under AEGIS Insurance Policy. From the date hereof until the Closing Date, Seller shall cause Midland to cooperate with Buyer to review land-based, non-marine liability claims against Midland or its Subsidiaries that may be eligible for coverage under Midland's AEGIS claims-made insurance policy but have not yet been reported to the insurer (the "Potential Claims"). If, subsequent to review, Buyer reasonably determines that any Potential Claim could, if adversely determined, result in a liability to Midland or its Subsidiaries of $250,000 or more, then Seller shall cause Midland to report, in accordance with and to the extent permitted by applicable policy terms, such Potential Claim to the insurer prior to the Closing.

     7.10 Treatment of Certain  Retirement  Plan Issues.  The Parties agree that
Schedule 7.10 sets forth the procedure for addressing certain retirement plan issues.

     7.11 Guaranties. KeySpan will execute, upon execution of this Agreement, a guaranty substantially in the form attached hereto as Exhibit B, and Ingram will execute, upon execution of this Agreement, a guaranty substantially in the form attached hereto as Exhibit E.

         7.12     Energy Burst License.
                  --------------------

                  (a) License Grant. Subject to the provisions hereof, Seller hereby grants to Midland a personal, nontransferable exclusive royalty-free license to use the mark known as the Energy Burst (the "Energy Burst Mark") according to the color scheme provided in Schedule 4.8 in the United States of America (the "Territory") during the term of this license solely in connection with the goods and/or services for which the Energy Burst Mark is in use by Midland and its Subsidiaries as of the Closing Date, with the right to grant sublicenses to Midland's Subsidiaries which sublicenses shall be effective solely during the period the respective Subsidiary remains an Affiliate of Midland, provided that the Subsidiaries agree in writing to be bound by the provisions hereof, and that Midland shall be jointly and severally responsible for the actions of such Subsidiaries. Midland shall not use the Energy Burst Mark for any purpose except as expressly authorized herein, and shall not sub-license, except as expressly provided herein, assign or otherwise transfer its rights granted hereunder without the prior written consent of Seller. Midland may also use the Energy Burst Mark in advertisements, press releases, or promotional or sales materials containing the trade names, trademarks, or service marks of Buyer, Ingram, or their respective Affiliates, but separate therefrom and not in combination therewith. During the term of this license and thereafter, without the prior written consent of Seller, (i) except for any use by Midland and its Subsidiaries in the ordinary course of business as of the Closing Date, Midland shall not use any Energy Burst Mark in combination with any other trade name, trademark, or service mark, or with any prefix, suffix or other modifying words, terms, designs or symbols, and (ii) shall not use any other trade name, trademark or service mark that is confusingly similar to the Energy Burst Mark. Seller reserves the right to use the Energy Burst Mark according to other color schemes and for other goods and services, including without limitation other color schemes now used by Seller and goods and services now provided by Seller.

                  (b) Quality Control. Midland agrees that all services and products provided by Midland under the Energy Burst Mark shall be of the same quality associated therewith prior to the Closing Date. Upon Seller's reasonable request, Midland shall provide samples of its use of the Energy Burst Mark. If Seller reasonably determines that services or products provided by Midland using the Energy Burst Mark do not comply with the same quality associated therewith prior to the Closing Date, and Midland does not remedy the deficiency within a reasonable period of time after being notified thereof, Seller may terminate this license upon written notice to Midland.

                  (c) Ownership. The Energy Burst Mark is the sole and exclusive property of Seller, and Midland shall now and hereafter assert no claim thereto. All use of the Energy Burst Mark shall inure solely to Seller's benefit. Midland shall not itself, or aid others to, contest Seller's right, title and interest in and to the Energy Burst Mark. Midland shall use trademark notices in association with the Energy Burst Mark as may be reasonably instructed from time to time by Seller, allowing for reasonable depletion of existing inventories. Seller shall have the sole right, but not the obligation, to procure and maintain the registrations for the Energy Burst Mark and to bring actions against infringers of the Energy Burst Mark, and Midland shall cooperate with Seller in any such actions.

                  (d) Seller makes no representations or warranties whatsoever about Midland's use of the Energy Burst Mark and all use of the Energy Burst Mark by Midland is at its own risk. Notwithstanding anything to the contrary herein, Seller shall have no liability whatsoever to Midland, Buyer, Ingram or any of the respective Affiliates or successors arising out of or relating to this license, Midland's use of the Energy Burst Mark, or the termination of this license by Seller in accordance with subsection (e) below. If a third party alleges that the intellectual property rights of such third party are being infringed by Midland's use of the Energy Burst Mark, Seller shall have the sole right, but not the obligation to defend such allegation and Midland shall cooperate with Seller in any such defense. If Seller elects not to so defend, it shall notify Midland and Midland may elect to defend such allegation at its own expense and Seller shall cooperate with Midland in any such defense.

                  (e) License Term. Provided the license is not terminated pursuant to the provisions of this subsection (e), the term of this license shall begin on the Closing Date and shall extend for an initial period of five
(5) years, such period to be automatically renewed for additional five (5) year renewal periods. This license may be terminated (i) by Seller pursuant to subsection (b) above, (ii) by Seller if Midland discontinues its use of the Energy Burst Mark, (iii) by mutual consent of Seller and Midland, or (iv) by Seller if a third party alleges that the intellectual property rights of such third party are being infringed by Midland's use of the Energy Burst Mark and neither Seller nor Buyer are defending such allegation pursuant to subsection
(d) above. Following any termination of this license, Midland shall within ninety (90) days discontinue all use of the Energy Burst Mark and shall within a reasonable time destroy all advertising and promotional materials and signs that incorporate use of the Energy Burst Mark.


                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING

     8.1. Conditions Precedent to Each Party's Obligations to Close. The respective obligations of each party to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

                  (a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority that prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall use their reasonable best efforts to have any such order, decree or injunction vacated or reversed;

                  (b) all applicable requirements under state securities or takeover laws shall have been satisfied; and

                  (c) all applicable waiting periods under the HSR Act shall have expired or been terminated, and neither the Federal Trade Commission nor the U.S. Department of Justice shall have instituted, or threatened to institute, either before or after the expiration of such waiting period, a proceeding concerning this Agreement or the consummation of the transactions contemplated hereby.

     8.2. Conditions Precedent to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

                  (a) the representations and warranties of Seller contained in
Article III and Article IV shall be true and correct at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (after taking into account all disclosures by Seller set forth in the Updated Schedules delivered to the Buyer pursuant to
Section 6.9 hereof, so long as such disclosures (individually or in the aggregate) do not have a Material Adverse Effect on Midland and the Subsidiaries), except for (i) changes permitted or contemplated by this Agreement and (ii) changes occurring in the ordinary course of business since the date of execution of this Agreement;

                  (b) there shall have been obtained and delivered to Buyer the Required Consents and there shall have been made all registrations and filings under all laws, statutes, rules, regulations, judgments, orders and injunctions to which Midland or a Subsidiary is a party or by which they or any of their properties are bound or subject, in each case that are required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by Midland or a Subsidiary of any of the terms thereof, except where the failure to obtain or make any such consent, approval, waiver, authorization, notice, registration or filing would not have a Material Adverse Effect on Midland and its Subsidiaries following the Closing;

                  (c) each of Seller and Midland shall have performed, in all material respects, all obligations and complied with all covenants contained herein that are necessary to be performed or complied with by it at or before Closing;

                  (d)  the  Buyer  shall  have  received   certificates   from
authorized officers of Seller certifying the satisfaction of the conditions set forth in Section 8.2 (a) and (c);

                  (e)  the  Buyer  shall  have   received   the   resignations
(effective as of the Closing Date) of H. Neil Nichols, Michael J. Nilsen,  and
S. Zain  Mirza  as  directors  of  Midland  and the Subsidiaries, as applicable;

                  (f) the Buyer shall have received all of the organizational documents and minute books of Midland and the Subsidiaries, including all stock registers or membership interest records, corporate seals and related materials;

                  (g) all actions, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer and the Buyer's counsel;

                   (h) Buyer shall have received an opinion from Seller's counsel substantially in the form attached hereto as Exhibit C. In rendering such opinion, Seller's counsel may rely upon the certificates of officers of Seller and Midland as to factual matters, provided the extent of such reliance is stated in such opinion and is reasonably acceptable to Buyer.

         Notwithstanding the failure of any one or more of the foregoing conditions, the Buyer may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that the Buyer proceeds with the Closing, the Buyer shall be deemed to have waived for all purposes any rights or remedies it may have against the Seller or Midland by reason of the failure of any such conditions.

     8.3. Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

                  (a) the representations and warranties of the Buyer contained in Article V shall be true and correct in all material respects (when read without exception for materiality) at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

                  (b) the Buyer shall have performed, in all material respects, all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it at or before Closing;

                  (c) there shall have been obtained all consents, approvals, waivers and authorizations, there shall have been given all notices and there shall have been made all registrations and filings under all laws, statutes, rules, regulations, judgments, orders, injunctions, contracts or other instruments to which Buyer is a party or by which it or any of its properties or assets is bound or subject, in each case that are required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by Buyer of any of the terms thereof except where such failure to obtain any such consents, approvals, waivers and authorizations would not have a Material Adverse Effect on Midland or any of its Subsidiaries;

                  (d) Seller shall have received a certificate from an authorized officer of Buyer certifying the satisfaction of the conditions set forth in Section 8.3 (a) and (b);

                  (e) all actions, corporate or other, to be taken by the Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel;

                  (f) Seller shall have received an opinion from Buyer's counsel substantially in the form attached hereto as Exhibit D. In rendering such opinion, Buyer's counsel may rely upon the certificates of officers of Buyer or Ingram as to factual matters, provided the extent of such reliance is stated in such opinion and such reliance is reasonably acceptable to Seller;

                  (g) Seller and KeySpan  shall have  received  the SEC Order;
and

                  (h) Seller and KeySpan shall have received the Tax Ruling.

                  (i) Seller shall have received a specific acknowledgement by Midland (and any Subsidiary sublicensees) to the provisions of Section 7.12.

         Notwithstanding the failure of any one or more of the foregoing conditions, the Seller may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that the Seller proceeds with the Closing, the Seller shall be deemed to have waived for all purposes any rights or remedies it may have against the Buyer by reason of the failure of any such conditions or the breach of any such representations.


                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

         9.1.     Limitation on and Survival of Representations and Warranties.

                  (a) The Buyer acknowledges and agrees that no representations or warranties have been made by Seller in connection with the transactions contemplated by this Agreement, except for those representations and warranties made in Article III and Article IV hereof.

                  (b) Subject to paragraph (a) of this Section 9.1, all representations and warranties and all covenants to be performed or complied with prior to Closing, in each case contained in this Agreement, or in any agreements or instruments executed in connection herewith or delivered pursuant hereto, shall expire at the Closing except the following representations and warranties which shall survive for the period of time shown: (i) the representations and warranties contained in Section 3.1 (Ownership of Midland),
Section 3.2 (Due Authorization), Section 4.3(a) (Ownership, Capitalization of Subsidiaries), Section 4.18 (No Broker), Section 4.19 (US Citizenship), Section
5.2 (Due Authorization), Section 5.4 (No Broker) and Section 5.9 (US Citizenship) shall survive for a period of eighteen (18) months beginning on the Closing Date; and (ii) the representations and warranties contained in Section
4.13 (Employee Benefits), Section 4.14 (Employment Matters), and Section 4.17 (Environmental) shall survive for a period of six (6) months beginning on the Closing Date. Such representations and warranties shall only be effective with respect to any breach or claim when notice of such breach or claim shall have been given in writing to the other party in breach or against whom indemnification is sought within such period. Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period. No party to this Agreement shall be entitled to pursue any remedy for the breach of any representation or warranty to the extent such party was informed of such breach prior to the Closing Date and such party proceeds with the Closing.

         9.2.     Indemnification by Seller.
                  --------------------------

                  (a) From and after the Closing, subject to all of the limitations set forth in this Article IX, Seller hereby agrees to indemnify and hold the Buyer and its directors, officers, employees, agents, Affiliates, successors and assigns (the "Buyer Indemnified Parties") harmless from and against any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) (collectively, "Losses") imposed upon or incurred by a Buyer Indemnified Party as a result of or in connection with any of the following:

                           (i) Any inaccuracy or breach of a representation or warranty made by Seller under Sections 3.1, 3.2, 4.3(a), 4.13, 4.14, 4.17, 4.18, or 4.19 of this Agreement; or

                           (ii) The breach of, or default in the performance by Seller of, any covenant, agreement or obligation to be performed by Seller after the Closing pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto.

                  (b) Promptly after receipt by the Buyer of notice of an Action or other event giving rise to a Buyer Claim with respect to which a Buyer Indemnified Party is entitled to indemnification under this Section 9.2, the Buyer shall notify (the "Buyer Claim Notice") Seller in writing of the commencement of such Action or the assertion of such Buyer Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to Seller. Seller shall have the option, and shall notify the Buyer in writing within ten business days after the date of the Buyer Claim Notice of its election, either:
(A) to participate (at the expense of Seller) in the defense of such Action or Buyer Claim (in which case the defense of such Action or Buyer Claim shall be controlled by the Buyer) or (B) to take charge of and control the defense of such Action or Buyer Claim (at its own expense). If Seller elects to control the defense, it will not compromise or settle the Action or Buyer Claim if (X) the amount to be paid in settlement exceeds the Maximum Indemnity Amount or (Y) the settlement does not include a provision releasing the Buyer Indemnified Party from all liabilities with respect thereto. If Seller fails to notify the Buyer of its election within the applicable response period, then Seller shall be deemed to have elected not to control the defense of such Action or Buyer Claim. If Seller elects to assume the defense of any Action or Buyer Claim, the Buyer Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Action or Buyer Claim, but the fees and expenses of such counsel shall be at the expense of the Buyer Indemnified Party unless: (1) the named parties in such Action or Buyer Claim (including any impleaded parties) include both a Buyer Indemnified Party and the Seller and the Buyer Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Seller, or (2) Buyer has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Buyer Claims, the Maximum Indemnity Amount (in which case, Seller shall not have the right to control the defense of such Action or Buyer Claim on behalf of the Buyer Indemnified Party, it being understood, however, that the Seller shall not, in connection with such Action or Buyer Claim, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) and that all such fees and expenses shall be reimbursed as they are incurred).

                  (c) If Seller does not control the defense of any Action or Buyer Claim, then the Buyer Indemnified Party may settle such Action or Buyer Claim only with the written consent of Seller (not to be unreasonably withheld).

         9.3.     Indemnification by Buyer.
                  ------------------------

                  (a) From and after the Closing, subject to all of the limitations set forth in this Article IX, the Buyer hereby agrees to indemnify and hold Seller and its directors, officers, employees, agents, Affiliates, successors and assigns (the "Seller Indemnified Parties") harmless from and against any and all Losses imposed upon or incurred by a Seller Indemnified Party as a result of or in connection with any of the following:

                         (i) Any  inaccuracy  or breach of a  representation  or
                    warranty made by the Buyer in Section 5.2, 5.4 of 5.9 of this Agreement or in any agreement or instrument executed in connection herewith or pursuant hereto;

                         (ii) The breach of or default in the performance by the
                    Buyer of any covenant, agreement or obligation to be performed by the Buyer after the Closing pursuant to this
                    Agreement or any agreement or instrument executed in connection herewith or pursuant hereto; and

                         (iii) The conduct of  Midland's  and the  Subsidiaries'
                    businesses after the Closing.

                  (b) Promptly after receipt by Seller of notice of the commencement of an Action or other event giving rise to a Seller Claim with respect to which a Seller Indemnified Party is entitled to indemnification, the party receiving such notice shall notify (the "Seller Claim Notice") Buyer in writing of the commencement of such Action or the assertion of such Seller Claim; provided, however, that failure to give such notice shall not affect the right to indemnification hereunder except to the extent of actual prejudice to Buyer. Buyer shall have the option, and shall notify the Seller in writing within ten business days after the date of the Seller Claim of its election, either: (A) to participate (at its own expense) in the defense of the Action or Seller Claim (in which case the defense of such Action or Seller Claim shall be controlled by the Seller) or (B) to take charge of and control defense of such Action or Seller Claim (at its own expense). If Buyer elects to control the defense, it will not compromise or settle the Action or Seller Claim if (X) the amount to be paid in settlement exceeds the Maximum Indemnity Amount, or (Y) the settlement does not include a provision releasing the Seller Indemnified Party from all liabilities with respect thereto. If Buyer fails to notify the Seller of its election within the applicable response period, then Buyer shall be deemed to have elected not to control the defense of such Action or Seller Claim. If Buyer elects to assume the defense of any Action or Seller Claim, the Seller Indemnified Party shall have the right to employ separate counsel and participate in the defense of any such Action or Seller Claim, but the fees and expenses of such counsel shall be at the expense of the Seller Indemnified Party unless: (1) the named parties in such Action or Seller Claim (including any impleaded parties) include both the Seller Indemnified Party and Buyer and the Seller Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to Buyer, or (2) Seller has reasonably determined that Losses that may be incurred may exceed either individually, or when aggregated with other Seller Claims, the Maximum Indemnity Amount (in which case, Buyer shall not have the right to control the defense of such Action or Seller Claim on behalf of the Seller Indemnified Party, it being understood, however, that Buyer shall not, in connection with such Action or Seller Claim be liable for the fees and expenses of more than one separate firm of attorneys (in additional to any local counsel) and that such fees and expenses shall be reimbursed as they are incurred).

                  (c) If Buyer does not control the defense of any Action or Seller Claim, then the Seller Indemnified Party may settle such Action or Seller Claim only with the written consent of Buyer (not to be unreasonably withheld).

         9.4. Limitation of Liability. Notwithstanding the foregoing, (i) Seller shall not be obligated to indemnify Buyer, and Buyer shall not be obligated to indemnify Seller, pursuant to this Article IX unless (a) the amount of all Losses arising out of a single breach or liability exceeds fifty thousand dollars ($50,000) (the "Minimum Claim Amount") and (b) the amount of all Losses incurred by Buyer, or by Seller, as the case may be, exceeds one million dollars ($1,000,000) in the aggregate (the "Basket"), in which event the party seeking indemnity may recover all Losses incurred in constituting the Basket and in excess of the Basket, and (ii) Seller's maximum liability for Losses under
Section 9.2 and Buyer's maximum liability for Losses under Section 9.3 shall be, in each case, fifteen million dollars ($15,000,000) (the "Maximum Indemnity Amount").

         9.5.     Additional Indemnity Provisions.
                  --------------------------------

                  (a) The computation of the amount of any Loss subject to indemnification under any of the provisions of this Agreement shall be (i) net of any federal or state Tax benefit realized or the then present value (based on a discount rate of ten percent (10%)) of any such Tax benefit to be realized by the indemnified party (or, where a Buyer Indemnified Party is the indemnified party, any of the Buyer Indemnified Parties, Midland or the Subsidiaries) by reason of the facts and circumstances giving rise to the indemnification, and
(ii) increased by the amount of any federal or state Tax required to be paid by the indemnified party on the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause (ii)). For purposes of the preceding sentence, the amount of any state Tax benefit or cost shall take into account the federal Tax effect of such benefit or cost.

                  (b) The computation of the amount of any Loss subject to indemnification under any of the provisions of this Agreement shall be net of any insurance proceeds (net of direct collection expenses) received by the Buyer, Midland, the Subsidiaries or any of their Affiliates on account of such Loss. The Buyer, Midland and the Subsidiaries shall seek recovery under all insurance policies covering any Loss to the same extent they would if such Loss were not subject to indemnification hereunder. In the event that an insurance recovery is made by the Buyer, Midland, the Subsidiaries or any of their Affiliates with respect to any Loss for which any such Person has been indemnified and paid hereunder, then a refund equal to the aggregate amount of the recovery (net of direct collection expenses) shall be made promptly to the Seller.

                  (c) All indemnification payments under this Agreement shall be deemed adjustments to the Purchase Price.

         9.6. Exclusive Remedy. From and after the Closing, the parties' sole and exclusive recourse against each other for any Loss or claim of Losses arising out of or relating to this Agreement or the transactions contemplated hereby shall be expressly limited to the provisions of this Article IX. Seller shall not have any right of contribution from Midland or the Subsidiaries with respect to any Loss claimed by any of the Buyer Indemnified Parties.

         9.7 No Incidental, Consequential or Punitive Damages. NO BUYER INDEMNIFIED PARTY OR SELLER INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION UNDER THIS ARTICLE IX WITH RESPECT TO INCIDENTAL DAMAGES, CONSEQUENTIAL DAMAGES, INCLUDING CONSEQUENTIAL DAMAGES CONSISTING OF BUSINESS INTERRUPTION OR LOST PROFITS, OR PUNITIVE DAMAGES UNLESS SUCH DAMAGE RESULTS FROM THE ACTUAL AND WILLFUL FRAUD OF THE INDEMNIFYING PARTY.

         9.8 Losses Not to Include Amounts Included in Closing Working Capital. Notwithstanding anything to the contrary herein, no claims for indemnification shall be made by any Buyer Indemnified Party with respect to any amounts which are reflected as liabilities or reserves in Closing Working Capital and taken into account in determining the Working Capital Adjustment.

         9.9 Disclosure Generally. If and to the extent any information required to be furnished in any Schedule or Updated Schedule is contained in this Agreement or in any other Schedule or Updated Schedule attached hereto, such information shall be deemed to be included in all Schedules in which the information is required to be included to the extent such disclosure is reasonably apparent on its face, and provided such disclosure is reasonably related to the Schedule, Updated Schedule, or portion of this Agreement in or on which it is included. The inclusion of any information in any Schedule or Updated Schedule attached hereto shall not be deemed to be an admission or acknowledgement by Midland, the Subsidiaries or the Seller, in and of itself, that such information is material to or outside the ordinary course of the business of Midland or the Subsidiaries.

         9.10 Disclaimer of Implied Warranties. It is the explicit intent and understanding of each party hereto that no party hereto or any of such party's Affiliates, employees, officers, directors, representatives or agents is making any representations or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement, and no Party hereto is relying on any statement, representation or warranty, oral or written, express or implied, made by the other Parties hereto or such other party's Affiliates, representatives or agents, except for the representations and warranties set forth in this Agreement. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF MIDLAND AND THE SUBSIDIARIES).


                                    ARTICLE X
                                   TERMINATION

     10.1. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing only as follows:

                  (a)      by mutual written consent of the Buyer and Seller;

                  (b) by the Buyer or Seller if the Closing Date shall not have occurred on or before July 2, 2002 and such date has not been extended by mutual agreement of the parties (provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing Date to occur on or before such date);

                  (c) by the Buyer or Seller, if any court of competent jurisdiction in the United States or other United States governmental body, agency or commission shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) subject to Section 10.3 below, by the Buyer or Seller pursuant to Section 7.1 (Act of War or Terrorism);

                  (e) subject to Section 10.3 below, by Buyer if KeySpan fails to receive the SEC Order by June 27, 2002 (unless such time is extended with the consent of Buyer, which consent will not be unreasonably withheld) unless Seller elects to close without such order;

                  (f) subject to Section 10.3 below, by Buyer if KeySpan fails to receive the Tax Ruling by June 27, 2002 (unless such time is extended with the consent of Buyer, which consent will not be unreasonably withheld), unless Seller elects to close without such Tax Ruling; or

                  (g) by Buyer, pursuant to and in accordance with Section 7.8.

     10.2. Effect of Termination. Subject to Section 10.3 below, if this Agreement is terminated pursuant to Section 10.1 and the transactions contemplated by this Agreement are not consummated, all further obligations of the Parties under or pursuant to this Agreement shall terminate without further liability of either party to the other; provided, however, the obligations contained in this Section 10.2, Section 10.3, Section 10.4, Section 6.5, Section 6.6, and Section 11.3 of this Agreement shall survive any such termination. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

     10.3 Break-up Fee. In the event Buyer terminates pursuant to Section 10.1(e) or Section 10.1(f), so long as all other closing conditions of the Parties set forth in Article VIII have been satisfied, Seller agrees to pay Buyer a break-up fee equal to Buyer's out-of-pocket expenses in performing its due diligence investigation and negotiating this Agreement, not to exceed five hundred thousand dollars ($500,000) for a termination pursuant to Section 10.1(e) or not to exceed seven hundred fifty thousand dollars ($750,000) for a termination pursuant to Section 10.1(f). In the event that Buyer terminates pursuant to Section 10.1(d), so long as all other closing conditions of the Parties set forth in Article VIII have been or are reasonably expected to be satisfied, Buyer agrees to pay Seller a break-up fee equal to Seller's out-of-pocket expenses in negotiating this Agreement, not to exceed five hundred thousand dollars ($500,000).

         10.4 Payment of Drydocking Expenses. In the event that the Agreement is terminated in accordance with Section 10.1(a), the drydocking expenses as set forth on Schedule 10.4 shall be equally shared by the Parties. In the event that the Closing occurs, the drydocking expenses shown in item 1 of Schedule 10.4 shall be paid by Seller to Buyer at Closing by adjustment to the Estimated Purchase Price.


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1. Entire Agreement. Except as set forth in Section 6.6 hereof, this Agreement and the documents referred to herein and/or to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

         11.2. Expenses. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers (if any), financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

     11.3. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

         11.4. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     11.5. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to the conflicts of law rules thereof.

         11.6 Jurisdiction. Any litigation based hereon, or arising out of or relating to this Agreement shall be brought and maintained exclusively in the federal or state courts located in the state of Delaware. Each party hereby expressly and irrevocably submits to the jurisdiction of the federal and state courts located in the state of Delaware, to the fullest extent permitted by applicable law, and irrevocably consents to the service of any and all process in such litigation by the mailing of such process to the respective party at the address for notices specified in Section 11.8 hereof, or by personal service within or without the state of Delaware as permitted by applicable law. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

         11.7. Binding Nature; Assignment. Except as expressly set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party, or other than any assignment contemplated by the Eastern Merger; provided, however, that this Agreement may be assigned by Seller to an Affiliate prior to Closing with the consent of Buyer, which consent shall not be unreasonably withheld, and after the Closing without the consent of Buyer so long as the KeySpan guaranty is in place.

         11.8. Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered if delivered personally or by messenger; (ii) on the day after mailing if sent by overnight delivery service which maintains records of the time, place and recipient of the delivery; (iii) on the third day after mailing, when mailed by registered or certified United States mail, postage prepaid, return receipt requested; or (iv) upon receipt of a confirmed transmission, if sent via telecopy, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at the address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 11.8:

         If to Seller:                Eastern Enterprises
                                      c/o KeySpan Corporation
                                      One Metro Tech Center
                                      Brooklyn, NY  11201-3850
                                      Attn:  Richard A. Rapp, Jr.
                                             Secretary
                                      Facsimile:  516/545-4240

         If to KeySpan:               KeySpan Corporation
                                      One Metro Tech Center
                                      Brooklyn, NY  11201-3850
                                      Attn:  Richard A. Rapp, Jr.
                                             Vice President, Secretary & Deputy
                                             General Counsel
                                      Facsimile: 516/545-4240


         With a copy to:              Dickstein Shapiro Morin & Oshinsky LLP
                                      2101 L Street, N.W.
                                      Washington, DC  20037-1526
                                      Attention:  Beth Webb, Esq.
                                      Facsimile:  202/296-6216

         If to the Buyer:             Landgrove Corp.
                                      One Belle Meade Place
                                      4400 Harding Road
                                      Nashville, TN  37205
                                      Attention:  Daniel P. Mecklenborg
                                                  Vice President and General
                                                  Counsel
                                      Facsimile:  615/298-8352


         With a copy to:              Ingram Industries Inc.
                                      One Belle Meade Place
                                      4400 Harding Road
                                      Nashville, TN  37205
                                      Attention: William P. Morelli, Esq.
                                                 Vice President, General Counsel
                                                 and Secretary
                                      Facsimile: 615/298-7608


         And:                         Baker Donelson Bearman & Caldwell
                                      Commerce Center, Suite 1000
                                      211 Commerce Street
                                      Nashville, Tennessee  37201
                                      Attention:  Laurence M. Papel, Esq.
                                      Facsimile:  615/744-5656


         11.9. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         11.10. Breach; Remedies. The Parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other damages or remedies available at law or equity. In the event of litigation among the Parties concerning this Agreement, or the enforcement of any obligation hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and litigation expenses from the non-prevailing party. For purposes of this Section 11.10, the prevailing party shall mean the Party which is determined by the ruling entity to be entitled to relief, whether equitable or monetary, from the other Party.

         11.11 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

         11.12. Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         11.13. No Reliance. Nothing contained herein, express or implied, is intended to confer on any Person other than the Parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Seller and the Buyer assume no liability to any third party because of any reliance on the representations, warranties and agreements of Seller and the Buyer contained in this Agreement.

         11.14 Eastern Enterprises. Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuels Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee, shareholder, officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate is only liable.

                                      [Signatures Appear on the Following Page]

         IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed as of the day and year first above written.

                                    KEYSPAN CORPORATION


                                    By: /s/__________________________________

                                    Name:_________________________________

                                    Title:________________________________



                                    EASTERN ENTERPRISES


                                    By: /s/__________________________________

                                    Name:_________________________________

                                    Title:________________________________



                                    LANDGROVE CORP.


                                    By: /s/__________________________________

                                    Name:_________________________________

                                    Title:________________________________